                                                     Filed Pursuant to 424(b)(2)
                                                      Registration No. 333-71392

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT OFFERS TO BUY THESE SECURITIES PRIOR TO THE TIME THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS DELIVERED IN FINAL FORM. THIS PRELIMINARY PROSPECTUS SUPPLEMENT WITH THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED OCTOBER 18, 2001

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 15, 2001)
                                  $614,250,000

                           [SOUTHWEST AIRLINES LOGO]
                           2001-1 PASS THROUGH TRUSTS

                    PASS THROUGH CERTIFICATES, SERIES 2001-1
                               ------------------

    Three classes of the Southwest Airlines Co. Pass Through Certificates, Series 2001-1, are being offered under this prospectus supplement: Class A-1, Class A-2 and Class B. A separate trust will be established for each class of certificates. The trusts will use the proceeds from the sale of the certificates to acquire equipment notes. The equipment notes will be issued by Southwest on a full recourse basis. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.

    The equipment notes will be issued for each of 29 Boeing 737-700 aircraft owned by Southwest. The equipment notes issued for each aircraft will be secured by a mortgage on such aircraft. Interest on the equipment notes held for the Class A-1, Class A-2 and Class B certificates will be payable semiannually on each May 1 and November 1 after issuance, beginning on May 1, 2002. Principal payments on the equipment notes held for the Class A-1 certificates will be scheduled on May 1 and November 1 in certain years, beginning on May 1, 2002. The entire principal of the equipment notes held for the Class A-2 and Class B certificates will be scheduled for payment on November 1, 2006.

    The Class A-1 and Class A-2 certificates will rank equally in right of distributions and will rank senior to the Class B Certificates. The Class B certificates will rank junior to the Class A-1 and Class A-2 certificates.

    Westdeutsche Landesbank Girozentrale, New York branch, will provide a liquidity facility for each of the Class A-1 and Class A-2 certificates, in each case in an amount sufficient to make three semiannual interest payments. There is no liquidity facility for the Class B certificates.

    INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-11.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   PRINCIPAL        INTEREST       FINAL EXPECTED        PRICE TO
PASS THROUGH CERTIFICATES                            AMOUNT           RATE        DISTRIBUTION DATE      PUBLIC(1)
-------------------------                         ------------      --------      -----------------      ---------
Class A-1                                         $150,000,000            %          May 1, 2006           100%
Class A-2                                         $375,000,000            %       November 1, 2006         100%
Class B                                           $ 89,250,000            %       November 1, 2006         100%

---------------

(1) Plus accrued interest, if any, from the date of issuance.

    The underwriters will purchase all of the Class A-1, Class A-2 and Class B certificates if any are purchased, subject to the satisfaction of certain conditions. The aggregate proceeds from the sale of the Class A-1, Class A-2 and Class B certificates will be $614,250,000. Southwest will pay the underwriters a
commission of $    . The underwriters expect to deliver the Class A-1, Class A-2
and Class B certificates to purchasers on        , 2001. Interest on the Class
A-1, Class A-2 and Class B certificates will accrue from the date of delivery. None of the Class A-1, Class A-2 or Class B certificates will be listed on a national securities exchange.

                               Joint Bookrunners

SALOMON SMITH BARNEY                                                    JPMORGAN
                               ------------------

                              MERRILL LYNCH & CO.

October   , 2001

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS SUPPLEMENT.

                               ------------------

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

     We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

     At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated. The page on which each principal caption included in the Prospectus can be found is listed in the Table of Contents included in the Prospectus.

     This Prospectus Supplement and the accompanying Prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, which represent Southwest's expectations or beliefs concerning future events. When used in this Prospectus Supplement and the accompanying Prospectus and the documents incorporated by reference, the words "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement after the date of this Prospectus Supplement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Information concerning these factors is contained in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001 and our Current Report on Form 8-K filed on October 3, 2001.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                          PAGE
                                          ----
SUMMARY.................................   S-1
  Summary of Terms of Certificates......   S-1
  Equipment Notes and the Aircraft......   S-2
  Loan to Aircraft Value Ratios.........   S-3
  Cash Flow Structure...................   S-4
  The Offering..........................   S-5
  Summary Financial and Operating
    Data................................  S-10
RISK FACTORS............................  S-11
  Appraisals and Realizable Value of
    Aircraft............................  S-11
  Repossession..........................  S-11
  Priority of Distributions;
    Subordination.......................  S-11
  No Liquidity Facility for the Class B
    Certificates........................  S-12
  Control Over Collateral; Sale of
    Collateral..........................  S-12
  No Financial Covenants................  S-13
  Ratings of the Certificates...........  S-13
  Limited Ability to Resell the
    Certificates........................  S-13
USE OF PROCEEDS.........................  S-14
THE COMPANY.............................  S-15
  Recent Developments...................  S-15
DESCRIPTION OF THE CERTIFICATES.........  S-17
  General...............................  S-17
  Subordination.........................  S-18
  Payments and Distributions............  S-18
  Pool Factors..........................  S-19
  Reports to Certificateholders.........  S-20
  Indenture Defaults and Certain Rights
    Upon an Indenture Default...........  S-21
  Purchase Rights of
    Certificateholders..................  S-23
  PTC Event of Default..................  S-23
  Merger, Consolidation and Transfer of
    Assets..............................  S-24
  Modifications of the Pass Through
    Trust Agreements and Certain Other
    Agreements..........................  S-24
  Possible Issuance of Class C
    Certificates........................  S-26
  Termination of the Trusts.............  S-27
  The Trustees..........................  S-27
  Book-Entry; Delivery and Form.........  S-27
DESCRIPTION OF THE LIQUIDITY
  FACILITIES............................  S-27
  General...............................  S-28
  Drawings..............................  S-28
  Reimbursement of Drawings.............  S-31
    Interest Drawings and Final
       Drawings.........................  S-31
    Downgrade Drawings and Non-Extension
       Drawings.........................  S-32
  Liquidity Events of Default...........  S-32

                                          PAGE
                                          ----
  Liquidity Provider....................  S-33
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT.............................  S-33
  Intercreditor Rights..................  S-33
  Priority of Distributions.............  S-34
  Voting of Equipment Notes.............  S-38
  The Subordination Agent...............  S-38
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS............................  S-38
  The Aircraft..........................  S-38
  The Appraisals........................  S-39
DESCRIPTION OF THE EQUIPMENT NOTES......  S-40
  Purchase of Equipment Notes...........  S-40
  Subordination.........................  S-41
  Principal and Interest Payments.......  S-41
  Redemption............................  S-41
  Security..............................  S-42
  Loan to Value Ratios of Equipment
    Notes...............................  S-43
  Defeasance............................  S-43
  Limitation of Liability...............  S-43
  Indenture Defaults, Notice and
    Waiver..............................  S-44
  Remedies..............................  S-44
  Modification of Indentures............  S-45
  Indemnification.......................  S-46
  Certain Provisions of the
    Indentures..........................  S-46
CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES..........................  S-50
  General...............................  S-50
  Tax Status of the Trusts..............  S-50
  Taxation of Certificateholders
    Generally...........................  S-51
  Effect of Reallocation of Payments
    under the Intercreditor Agreement...  S-51
  Sale or Other Disposition of the
    Certificates........................  S-52
  Foreign Certificateholders............  S-52
  Backup Withholding....................  S-52
CERTAIN DELAWARE TAXES..................  S-52
CERTAIN ERISA CONSIDERATIONS............  S-53
UNDERWRITING............................  S-56
LEGAL MATTERS...........................  S-57
EXPERTS.................................  S-57
APPENDIX I -- INDEX OF TERMS............  S-58
APPENDIX II -- APPRAISAL LETTERS........  S-60
APPENDIX III -- EQUIPMENT NOTE PRINCIPAL
  PAYMENTS..............................  S-72
APPENDIX IV -- LOAN TO VALUE RATIOS OF
  EQUIPMENT NOTES.......................  S-75

                                    SUMMARY

     This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Southwest, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See "Where You Can Find More Information" in the Prospectus.

                        SUMMARY OF TERMS OF CERTIFICATES

                                  CLASS A-1 CERTIFICATES   CLASS A-2 CERTIFICATES   CLASS B CERTIFICATES
                                  ----------------------   ----------------------   --------------------
Aggregate Face Amount...........      $150,000,000             $375,000,000            $89,250,000
Ratings:
  Moody's.......................           Aa2                      Aa2                     A2
  Standard & Poor's(1)..........           AAA                      AAA                     A+
Initial Loan to Aircraft Value
  (cumulative)..................          53.1%                    53.1%                  62.1%
Expected Highest Loan to
  Aircraft Value (cumulative)...          53.1%                    53.1%                  62.1%
Expected Principal Distribution
  Window (in years).............           4.5                      5.0                    5.0
Initial Average Life (in years
  from Issuance Date)...........           3.1                      5.0                    5.0
Regular Distribution Dates......        May 1 and                May 1 and              May 1 and
                                       November 1               November 1              November 1
Final Expected Regular
  Distribution Date.............       May 1, 2006           November 1, 2006        November 1, 2006
Final Maturity Date.............    November 1, 2007            May 1, 2008          November 1, 2006
Minimum Denomination............         $1,000                   $1,000                  $1,000
Section 1110 Protection.........           Yes                      Yes                    Yes
Liquidity Facility Coverage.....  3 semiannual interest    3 semiannual interest            No
                                        payments                 payments

---------------

(1) Southwest expects that when the Certificates are issued, the ratings assigned to them by Standard & Poor's will be placed on CreditWatch with negative implications.

     In calculating the initial loan to aircraft value ratios, we assumed an aggregate appraised aircraft value of $988,543,333. The aggregate appraised value is only an estimate and reflects assumptions that are described in "Description of the Aircraft and the Appraisals -- The Appraisals". The protections of Section 1110 of the U.S. Bankruptcy Code indicated above are available to each Indenture Trustee as secured party under the related Indenture.

                        EQUIPMENT NOTES AND THE AIRCRAFT

     The Class A-1, Class A-2 and Class B Trusts will hold Series A-1, Series A-2 and Series B Equipment Notes, respectively, in each case issued by Southwest for each of 29 Aircraft owned by Southwest. The Equipment Notes issued with respect to each Aircraft will be secured by a mortgage on such Aircraft. All the Trusts will have the benefits of the cross-subordination provisions of the Intercreditor Agreement with respect to the Equipment Notes issued against all 29 Aircraft. See "Description of the Intercreditor Agreement".

     The Aircraft to which this offering relates will consist of 29 Boeing 737-700 aircraft. Set forth below is certain information about the Equipment Notes to be held in the Trusts and the Aircraft owned by Southwest expected to secure such Equipment Notes:

                                                                   PRINCIPAL AMOUNT OF
                                                                  SERIES A-1, SERIES A-2
AIRCRAFT                       MANUFACTURER'S     AIRCRAFT             AND SERIES B
REGISTRATION NUMBER            SERIAL NUMBER    DELIVERY DATE        EQUIPMENT NOTES       APPRAISED VALUE(1)
-------------------            --------------   -------------     ----------------------   ------------------
N700GS.......................      27835         12/17/1997            $19,821,848            $31,893,333
N701GS.......................      27836         12/19/1997             19,821,848             31,893,333
N703SW.......................      27837         12/31/1997             19,821,848             31,893,333
N706SW.......................      27840          5/31/1998             20,089,259             32,453,333
N712SW.......................      27846          5/31/1998             20,089,259             32,453,333
N798SW.......................      28436          5/13/1998(2)          20,089,259             32,453,333
N713SW.......................      27847           6/8/1998             20,122,686             32,560,000
N714CB.......................      27848          6/19/1998             20,122,686             32,560,000
N715SW.......................      27849          6/30/1998             20,122,686             32,560,000
N716SW.......................      27850          6/30/1998             20,122,686             32,560,000
N719SW.......................      27853           8/5/1998             20,222,965             32,826,667
N720WN.......................      27854          9/30/1998             20,256,391             32,950,000
N707SA.......................      27841         10/30/1998             20,289,818             33,073,333
N742SW.......................      29278         12/28/1998             20,356,671             33,340,000
N726SW.......................      27858          2/25/1999             20,543,858             33,606,667
N745SW.......................      29491          3/31/1999             20,664,193             33,733,333
N727SA.......................      27859          5/20/1999             20,898,178             34,003,333
N728SW.......................      27860          5/19/1999             20,898,178             34,003,333
N729SW.......................      27861          5/24/1999             20,898,178             34,003,333
N770SA.......................      30589          6/28/2000             22,128,269             35,783,333
N772SW.......................      27880           7/6/2000             22,248,604             35,920,000
N782SA.......................      29808          9/29/2000             22,482,589             36,150,000
N789SW.......................      29816         11/19/2000             22,716,574             36,300,000
N791SW.......................      27886         12/26/2000             22,830,223             36,350,000
N400WN.......................      27891          3/28/2001             23,238,025             36,500,000
N797MX.......................      27890          3/23/2001             23,238,025             36,500,000
N403WN.......................      29815          4/16/2001             23,322,705             36,620,000
N405WN.......................      27893          6/28/2001             23,396,244             36,800,000
N406WN.......................      27894          6/28/2001             23,396,244             36,800,000

---------------

(1) The appraised value of each Aircraft set forth above is the lesser of the average and median appraised base values of such Aircraft as appraised by three independent appraisal and consulting firms. These Appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

(2) Southwest purchased this Aircraft used in 2000.

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the Issuance Date and as of each Regular Distribution Date thereafter. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

                                ASSUMED                   POOL BALANCE(2)                                   LTV(3)
                               AGGREGATE     ------------------------------------------   ------------------------------------------
                                AIRCRAFT      CLASS A-1      CLASS A-2       CLASS B       CLASS A-1      CLASS A-2       CLASS B
DATE                            VALUE(1)     CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                          ------------   ------------   ------------   ------------   ------------   ------------   ------------
October   , 2001............  $988,543,333   $150,000,000   $375,000,000   $89,250,000        53.1%          53.1%          62.1%
May 1, 2002.................   967,921,021    127,578,505    375,000,000    89,250,000        51.9           51.9           61.1
November 1, 2002............   956,936,342    121,410,888    375,000,000    89,250,000        51.9           51.9           61.2
May 1, 2003.................   936,314,029    109,455,794    375,000,000    89,250,000        51.7           51.7           61.3
November 1, 2003............   925,329,350    103,288,177    375,000,000    89,250,000        51.7           51.7           61.3
May 1, 2004.................   904,707,037     91,333,083    375,000,000    89,250,000        51.5           51.5           61.4
November 1, 2004............   893,722,359     85,165,466    375,000,000    89,250,000        51.5           51.5           61.5
May 1, 2005.................   873,100,046     71,622,004    375,000,000    89,250,000        51.2           51.2           61.4
November 1, 2005............   862,115,367     64,622,582    375,000,000    89,250,000        51.0           51.0           61.3
May 1, 2006.................   841,493,054             --    375,000,000    89,250,000          NA           44.6           55.2
November 1, 2006............   830,508,376             --             --            --          NA             NA             NA

---------------

(1) In calculating the assumed aggregate aircraft values above, we assumed that the initial appraised base value of each Aircraft declines by approximately 3% each year. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur nor can we predict the actual future value of any Aircraft. The assumed aggregate Aircraft value as of any date does not include the value of Aircraft as to which the Equipment Notes secured by such Aircraft are expected to have been paid in full on or prior to such date. See footnote
    (1) in the chart under "Equipment Notes and the Aircraft".

(2) The Pool Balance for each Class of Certificates indicates, as of any date, the portion of the original face amount of that Class of Certificates that has not been distributed to the Certificateholders.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (1) the expected Pool Balance of that Class together with the expected Pool Balance of all other Classes equal or senior in right of payment to that Class after giving effect to the distributions expected to be made on that date, by (2) the assumed value of all of the Aircraft on that Regular Distribution Date based on the assumptions described above.

     The above table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. The proceeds from the sale of an Aircraft, to the extent paid to the Subordination Agent in respect of any Series of Equipment Notes secured by that Aircraft, may be available for distribution, pursuant to the Intercreditor Agreement, to the Class A-1 and Class A-2 Certificateholders in a default situation. Appendix IV to this Prospectus Supplement sets forth the LTVs for the Equipment Notes issued for each individual Aircraft. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

                              CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the Offering and certain cash flows.

                           [SOUTHWEST AIRLINES CHART]

---------------

(1) Southwest will issue Series A-1, Series A-2 and Series B Equipment Notes in respect of each Aircraft. The Equipment Notes with respect to each Aircraft will be subject to a separate Indenture. The Equipment Notes will not be cross-collateralized. There will be no cross-default provisions in the Indentures.

(2) Separate Liquidity Facilities will be available with respect to the Class A-1 and Class A-2 Certificates for up to three semiannual interest distributions on the Certificates for such Classes. There will be no liquidity facility available with respect to the Class B Certificates.

                                  THE OFFERING

Trusts.....................  The Class A-1 Trust, the Class A-2 Trust and the
                             Class B Trust each will be formed pursuant to a separate trust supplement to a basic pass through trust agreement between Southwest and Wilmington Trust Company, as Trustee under each Trust.

Certificates Offered.......  - Class A-1 Certificates

                             - Class A-2 Certificates

                             - Class B Certificates

                             Each Class of Certificates will represent a fractional undivided interest in a related Trust.

Use of Proceeds............  The proceeds from the sale of the Certificates of each Trust will be used by the respective Trustee to acquire Equipment Notes to be held by such Trust. The Equipment Notes will be full recourse obligations of Southwest.

                             Southwest will issue Equipment Notes under 29 separate Indentures. Southwest will use the proceeds from the issuance of the Equipment Notes for general corporate purposes, including, among other possible uses, the repayment of the $475 million of borrowings outstanding under Southwest's bank credit facility and accrued interest thereon.

Pass Through Trustee,
Subordination Agent and
Indenture Trustee..........  Wilmington Trust Company

Liquidity Provider for
Class A-1 and Class A-2
Certificates...............  Westdeutsche Landesbank Girozentrale, New York
                             branch. There will be no liquidity facility available with respect to the Class B Certificates.

Trust Property.............  The property of each Trust will include:

                             - Subject to the Intercreditor Agreement, Equipment
                               Notes acquired by such Trust.

                             - All rights of the Trust under the Intercreditor
                               Agreement, the Indentures and the Participation Agreements.

                             - For each of the Class A-1 and A-2 Trusts only,
                               all monies receivable under the Liquidity
                               Facility for such Trust.

                             - Funds from time to time deposited with the
                               Trustee in accounts relating to such Trust.

Regular Distribution
Dates......................  May 1 and November 1 commencing on May 1, 2002.

Record Dates...............  The fifteenth day preceding the related
                             Distribution Date.

Distributions..............  The Trustee will distribute all payments of principal, Make-Whole Premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions of the Intercreditor Agreement applicable to the Certificates. Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates. Special payments, if due, will be made from the proceeds resulting from any early redemption or purchase of the Equipment Notes on a Special Distribution Date after not less than 15 days' notice to Certificateholders. These special payments will be made up of the principal, interest and, in some instances, a Make-Whole Premium, payable by Southwest.

Intercreditor Agreement....  The Trustees, the Liquidity Provider and the
                             Subordination Agent will enter into the
                             Intercreditor Agreement. The Intercreditor
                             Agreement states how the Subordination Agent will distribute payments made on the Equipment Notes and, in the case of the Class A-1 and Class A-2 Trusts, under the Liquidity Facilities, among such Trusts and the Liquidity Provider. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Provider relating to who will control the exercise of remedies under the Equipment Notes and the related Indentures.

Subordination..............  Under the Intercreditor Agreement, after the
                             Liquidity Provider is reimbursed, if necessary, and other specified fees and expenses are paid, the Subordination Agent will generally make distributions on the Certificates in the following order:

                             - First, to the holders of the Class A-1 and Class
                               A-2 Certificates on a pro rata basis.

                             - Second, to the holders of the Class B
                               Certificates.

                             However, if Southwest is in bankruptcy or certain other specified events have occurred but Southwest is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made on Class B Certificates prior to making distributions in full on the Class A-1 and Class A-2 Certificates.

Control of Indenture
Trustee....................  The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Indenture Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the Controlling Party will direct the Indenture Trustee in exercising remedies, including accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes.

                             The Controlling Party will be:

                             - The Class A-1 Trustee or Class A-2 Trustee,
                               whichever represents the Class with the larger principal amount of Certificates outstanding at the time that an Indenture Default occurs.

                             - Upon payment of final distributions to the
                               holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

                             - Upon payment of final distributions to the
                               holders of Class A-1 and A-2 Certificates, the Class B Trustee.

                             - Under certain circumstances, and notwithstanding
                               the foregoing, the Liquidity Provider with the largest amount owed to it.

                             In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any

                             Indenture or (b) the bankruptcy of Southwest, the Controlling Party may not, without the consent of each Trustee, direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts.

Right to Buy Other Classes
of Certificates............  If Southwest is in bankruptcy or certain other specified events have occurred, the
                             Certificateholders will have the right to buy certain other Classes of Certificates on the following basis:

                             - If the Class A-1 or Class A-2 Certificateholders
                               are then represented by the Controlling Party, the Certificateholders of such other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party.

                             - The Class B Certificateholders will have the
                               right to purchase all of the Class A-1 and Class A-2 Certificates.

                             The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Liquidity Facilities.......  Under the Liquidity Facility for each of the Class
                             A-1 and Class A-2 Trusts, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. There is no Liquidity Facility for the Class B Certificates.

                             Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by each of the Class A-1 and Class A-2 Trusts will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                             Upon each drawing under any Liquidity Facility to pay interest on the Class A-1 and Class A-2 Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all Classes of the Certificates in right of payment.

Equipment Notes
(a) Issue and Purchase.....  On the Issuance Date, pursuant to the Participation
                             Agreement and Indenture for each Aircraft and subject to certain customary conditions precedent contained therein, Southwest will issue Series A-1, Series A-2 and Series B Equipment Notes, which will be purchased, respectively, by the Class A-1, Class A-2 and Class B Trusts using the proceeds from the issuance of the Certificates.

(b) Interest...............  The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. Interest will be payable on May 1 and November 1 of each year, commencing on May 1, 2002. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal..............  Amortizing Notes. Principal payments on the Series
                             A-1 Equipment Notes are scheduled on May 1 and November 1 in certain years, commencing on May 1, 2002.

                             Bullet Maturity Notes. The entire principal amount of the Series A-2 and Series B Equipment Notes is scheduled to be paid on November 1, 2006.

(d) Redemption and
Purchase...................  Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless Southwest replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any Make-Whole Premium.

                             Optional Redemption. Southwest may elect to redeem all of the Equipment Notes with respect to any Aircraft or, with Ratings Confirmation, all of any Series of Equipment Notes, prior to maturity. The redemption price in any such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus a Make-Whole Premium. See "Description of the Equipment
                             Notes -- Redemption".

(e) Security...............  The Equipment Notes issued with respect to each
                             Aircraft will be secured by a mortgage on such Aircraft. Southwest will not cross-collateralize the Equipment Notes. This means that the Equipment Notes issued in respect of an Aircraft will not be secured by any other Aircraft. Accordingly, any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

                             There will not be cross-default provisions in the Indentures. This means that if the Equipment Notes secured by one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the Equipment Notes secured by the remaining Aircraft.

                             By virtue of the Intercreditor Agreement, all of the Equipment Notes will be effectively cross-subordinated. Accordingly, any payments received on the Series B Equipment Notes may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on the Class A-1 and Class A-2 Certificates.

(f) Section 1110
Protection.................  Vinson & Elkins L.L.P. will provide an opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.

Certain Federal Income Tax
Consequences...............  Each Certificate Owner generally should report on its federal income tax return its pro rata share of income from the Equipment Notes and other property held by the relevant Trust. See "Certain U.S. Federal Income Tax Consequences".

Certain ERISA
Considerations.............  Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions. See "Certain ERISA Considerations".

Rating of the
Certificates...............  It is a condition to the issuance of the
                             Certificates that they be rated by Moody's and Standard & Poor's not less than the ratings set forth below:

                                                                                             STANDARD &
                                       CERTIFICATES                                MOODY'S     POOR'S
                                       ------------                                -------   ----------
                                       Class A-1.................................    Aa2        AAA
                                       Class A-2.................................    Aa2        AAA
                                       Class B...................................     A2         A+

                             Southwest expects that when the Certificates are issued, the ratings assigned to them by Standard & Poor's will be placed on CreditWatch with negative implications. A rating is not a recommendation to purchase, hold or sell Certificates, and such rating does not address market price or suitability for a particular investor. We cannot assure you that such ratings will not be lowered or withdrawn by a Rating Agency.

                                                                                             STANDARD &
                                                                                   MOODY'S     POOR'S
                                                                                   -------   ----------
Threshold Rating for the Liquidity
Provider.............................  Short term...............................     P-1        A-1+

Liquidity Provider
Rating.....................  The Liquidity Provider for the Class A-1 and Class
                             A-2 Certificates currently meets the Threshold Rating requirement.

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following tables summarize certain consolidated financial data and certain operating data of Southwest. The following selected consolidated financial data for the years ended December 31, 2000, 1999 and 1998 are derived from the audited consolidated financial statements of Southwest and should be read in conjunction with those financial statements. The following selected consolidated financial data for the nine months ended September 30, 2001 and 2000 are derived from our unaudited consolidated financial statements, which will be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and which include all adjustments, consisting solely of normal recurring accruals, that we consider necessary for the fair presentation of the financial position and results of our operations for these periods. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. See "The Company -- Recent Developments". Our selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements, including the notes thereto, incorporated by reference into this Prospectus Supplement.

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                                                -------------------------   -------------------------------------------
                                                   2001          2000          2000            1999            1998
                                                -----------   -----------   -----------     -----------     -----------
                                                       (UNAUDITED)
FINANCIAL DATA:
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Operating revenues............................  $ 4,317,527   $ 4,182,156   $ 5,649,560     $ 4,735,587     $ 4,163,980
Operating expenses............................    3,723,522     3,412,081     4,628,415       3,954,011       3,480,369
                                                -----------   -----------   -----------     -----------     -----------
Operating income..............................      594,005       770,075     1,021,145         781,576         683,611
Other expenses(income), net...................     (135,818)        2,164         3,781           7,965         (21,501)
                                                -----------   -----------   -----------     -----------     -----------
Income before income taxes....................      729,823       767,911     1,017,364         773,611         705,112
Provision for income taxes....................      282,181       297,348       392,140         299,233         271,681
                                                -----------   -----------   -----------     -----------     -----------
Net income....................................  $   447,642   $   470,563(3) $   625,224(3) $   474,378     $   433,431
                                                ===========   ===========   ===========     ===========     ===========
Net income per share, basic(4)................  $       .59   $       .63(3) $       .84(3) $       .63     $       .58
Net income per share, diluted(4)..............  $       .55   $       .60(3) $       .79(3) $       .59     $       .55

Cash and cash equivalents.....................  $ 1,489,391   $   580,608   $   522,995     $   418,819     $   378,511
Total current assets..........................  $ 1,752,466   $   859,872   $   831,536     $   632,595     $   574,155
Total property and equipment, net.............  $ 6,207,858   $ 5,568,491   $ 5,819,725     $ 5,008,166     $ 4,137,610
Other assets, net.............................  $    34,602   $    19,294   $    18,311     $    12,942     $     4,231
Total assets at period-end....................  $ 7,994,926   $ 6,447,657   $ 6,669,572     $ 5,653,703     $ 4,715,996
Long-term obligations at period-end...........  $   751,616   $   762,612   $   760,992     $   871,717     $   623,309
Stockholders' equity at period-end............  $ 3,949,660   $ 3,210,520   $ 3,451,320     $ 2,835,788     $ 2,397,918

OTHER DATA:
Ratio of earnings to fixed charges............         5.78          5.98          5.97            5.01            4.58

OPERATING DATA:
Revenue passengers carried....................   49,450,492    47,391,379    63,678,261      57,500,213      52,586,400
Revenue passenger miles (RPMs) (000s).........   33,710,859    31,376,044    42,215,162      36,479,322      31,419,110
Available seat miles (ASMs) (000s)............   48,587,630    44,209,075    59,909,965      52,855,467      47,543,515
Load factor(1)................................         69.4%         71.0%         70.5%           69.0%           66.1%
Average length of passenger haul (miles)......          682           662           663             634             597
Trips flown...................................      705,273       671,968       903,754         846,823         806,822
Average passenger fare........................  $     84.51   $     85.37   $     85.87     $     79.35     $     76.26
Passenger revenue yield per RPM...............       12.40c        12.89c        12.95c          12.51c          12.76c
Operating revenue yield per ASM...............        8.89c         9.46c         9.43c           8.96c           8.76c
Operating expenses per ASM....................        7.66c         7.72c         7.73c           7.48c           7.32c
Fuel cost per gallon, excluding fuel tax
  (average)...................................       74.40c        77.93c        78.69c          52.71c          45.67c
Number of employees at period-end.............       30,946        28,321        29,274          27,653          25,844
Size of fleet at period-end(2)................          358           334           344             312             280

---------------

(1) Revenue passenger miles divided by available seat miles.
(2) Includes leased aircraft.
(3) Excludes cumulative effect of accounting change of $22.1 million ($.03 per share).
(4) All per share data have been restated due to the Company's February 2001 three-for-two stock split.

                                  RISK FACTORS

     You should carefully consider the following risk factors as well as other information contained in this Prospectus Supplement and the accompanying Prospectus as well as the other information incorporated by reference into this Prospectus Supplement and the Prospectus before deciding to invest in the Certificates.

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms have prepared Appraisals of the Aircraft. Letters summarizing the Appraisals are annexed to this Prospectus Supplement as Appendix II. The Appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and may not reflect current market conditions that could affect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The Appraisals were prepared without physical inspection of the Aircraft. Any appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals".

     An Appraisal is only an estimate of value. It does not indicate the price at which an Aircraft was, or may be, purchased from the Aircraft manufacturer, nor should you rely upon an Appraisal as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, each Appraisal is an estimate of value as of the date of such Appraisal. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft, whether the Aircraft is sold separately or as part of a block or other factors.

     In addition, the value of the Aircraft will likely be negatively affected, at least initially, as a consequence of the events of September 11, 2001 referred to under "The Company -- Recent Developments". Although each of the Appraisals is dated after September 11, 2001, the Appraisals contain a disclaimer as to the effect of the events of that day on the appraised values. Nevertheless, one of the Appraisals contains a statement that consideration has been given to such events and two of them contain a statement that values have not been adjusted to reflect the effects of such events.

     Southwest cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft of the full amount of distributions expected on the Certificates.

REPOSSESSION

     While we operate only domestically, there will be no geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we may register the Aircraft in specified foreign jurisdictions and/or lease the Aircraft to certain permitted lessees. If an Indenture Default occurs and any related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator, it may be difficult, time consuming and expensive for an Indenture Trustee to exercise repossession rights. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

     In addition, some jurisdictions may allow for other liens or other third party rights to have priority over an Indenture Trustee's mortgage on an Aircraft. As a result, the benefits of an Indenture Trustee's mortgage on an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it before the Certificateholders of any Class receive any funds. In addition, in specified default situations, the Indenture Trustees, the Subordination Agent and the Trustees will receive some payments for any amounts due to them before the Certificateholders of any Class receive any funds. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     The Class B Certificates are subordinated to the Class A-1 and Class A-2 Certificates in rights to distributions. See "Description of the Certificates -- Subordination". Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to the Class A-1 and Class A-2 Certificates of payments received on the Series B Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Class B Certificates because the Class B Certificates are entitled to distributions of interest that accrues at a higher rate than the rate at which interest accrues on the remaining Equipment Notes (which include Equipment Notes of series that apply to Class A-1 and Class A-2 Certificates and bear interest at a lower rate). As a result of this possible interest shortfall, the holders of the Class B Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

NO LIQUIDITY FACILITY FOR THE CLASS B CERTIFICATES

     While the Class A-1 and Class A-2 Certificates will have the benefit of separate Liquidity Facilities which cover certain interest payments, the Class B Certificates will not have the benefit of any liquidity facility.

CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Default is continuing, subject to certain conditions, the Indenture Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default".

     The Controlling Party will be:

     - The Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Default occurs.

     - Upon payment of final distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

     - Upon payment of final distributions to the holders of Class A-1 and A-2 Certificates, the Class B Trustee.

     - Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

     The market for any Aircraft or Equipment Notes, as the case may be, during any Indenture Default may be very limited, and we cannot assure you as to the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against any Indenture Trustee, any Pass Through Trustee or, if the Equipment Notes are sold, Southwest, if the Controlling Party sells:

     - any Equipment Notes for less than their outstanding principal amount; or

     - any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

     The Equipment Notes will not be cross-collateralized. This means that the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. Accordingly, any proceeds realized from the sale of an Aircraft or other exercise of default remedies with respect to that Aircraft in excess of the principal amount of the Equipment Notes related to the Aircraft will not be available to cover shortfalls, if any, on the Equipment Notes relating to any other Aircraft.

NO FINANCIAL COVENANTS

     The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or similar covenants or "event risk" provisions protecting the Certificateholders.

RATINGS OF THE CERTIFICATES

     It is a condition to the issuance of the Certificates that the Class A-1 and Class A-2 Certificates be rated not lower than Aa2 by Moody's and AAA by Standard & Poor's and the Class B Certificates be rated not lower than A2 by Moody's and A+ by Standard & Poor's. Southwest expects that when the Certificates are issued, the ratings assigned to them by Standard & Poor's will be placed on CreditWatch with negative implications. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Southwest or a Liquidity Provider) so warrant. The ratings of the Certificates are based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facilities for the benefit of holders of the Class A-1 and Class A-2 Certificates, the collateral value provided by the Aircraft securing the Equipment Notes and the subordination provisions applicable to the Certificates.

     The reduction, suspension or withdrawal of any of the ratings of the Certificates will not, by itself, constitute an Indenture Default.

LIMITED ABILITY TO RESELL THE CERTIFICATES

     Prior to this Offering, there has been no public market for the Certificates. Neither Southwest nor any Trustee intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each underwriter. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                                USE OF PROCEEDS

     The proceeds from the sale of the Certificates of each Trust will be used by the applicable Trustee to acquire the Equipment Notes to be held by that Trust. Southwest will issue the Equipment Notes under 29 separate Indentures, one for each Aircraft. Southwest will use the proceeds from the issuance of the Equipment Notes for general corporate purposes, including, among other possible uses, repayment of the $475 million of borrowings outstanding under Southwest's bank credit facility and accrued interest thereon. The bank credit facility was drawn down in mid-September 2001 for general corporate purposes and bears interest at six-month LIBOR (as defined in the bank credit facility) plus a margin of 0.155%. The bank credit facility matures in May 2002, and any borrowings under the facility may be repaid at any time.

                                  THE COMPANY

     Southwest Airlines Co. ("Southwest" or the "Company") is a major U.S. airline that provides primarily short-haul, high frequency, point-to-point, low fare service across the United States. Southwest was incorporated in Texas and commenced customer service in 1971. We are the only major U.S. airline that has been profitable each year since 1972. Based on data for second quarter 2001 (the latest available data), we are the fourth largest carrier in the United States based on domestic passengers boarded and the second largest based on scheduled domestic departures. As of September 30, 2001, Southwest operated 358 Boeing 737 aircraft and provided service to 58 airports in 57 cities in 29 states throughout the United States. In early October 2001, Southwest commenced service to Norfolk, Virginia.

     Additional information concerning Southwest is included in its reports and other documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. See "Where You Can Find More Information" in the Prospectus.

RECENT DEVELOPMENTS

     On October 18, 2001, Southwest announced the following unaudited results for the quarter and nine-month period ended September 30, 2001. Operating revenues for third quarter 2001 decreased 9.7 percent to $1.34 billion, compared to $1.48 billion for third quarter 2000. Net income for third quarter 2001 decreased 18.1 percent to $151.0 million, compared to net income of $184.3 million for third quarter 2000. Third quarter 2001 net income includes a special pre-tax gain of $169.0 million from a federal grant and special pre-tax charges of approximately $58.0 million arising from the terrorist attacks on September 11, 2001, including refunds of nonrefundable fares, provisions for uncollectible accounts, write-downs of various assets due to impairment and estimated charges for the deferral of Boeing 737 aircraft firm orders and options. Excluding the special gain and charges, third quarter 2001 net income was $82.8 million, which reflects the adverse impact of operating and other losses caused by and following the terrorist attacks.

     Operating revenues for the nine months ended September 30, 2001 increased
3.2 percent to $4.32 billion while operating expenses increased 9.1 percent to $3.72 billion, resulting in operating income in 2001 of $594.0 million. Net income for the nine-month period was $447.6 million in 2001 versus $470.6 million in 2000, before the cumulative effect of a change in accounting principle. Excluding the gain resulting from the federal grant and special charges related to the September 11 attacks, net income for the nine-month period was $344.2 million.

     On September 11, 2001, the FAA suspended all commercial airline flights as a result of the terrorist attacks. From September 11, 2001 until it resumed operations on September 14, Southwest cancelled approximately 9,000 scheduled flights. Although flight operations were suspended, Southwest continued to incur substantially all of its normal operating expenses during this period. Total operating losses incurred during the time operations were suspended approximated $25 million. Once operations were resumed, Southwest continued to incur additional operating losses through the end of the quarter of approximately $95 million due to depressed passenger traffic and revenues.

     On September 22, 2001, President Bush signed into law the Air Transportation Safety and System Stabilization Act (the "Act"). The Act provides for direct cash grants to U.S. airlines to compensate them for "direct and incremental losses" (as defined in the Act and Department of Transportation instructions) incurred during third and fourth quarters 2001 and resulting from the terrorist attacks. If "direct and incremental losses" resulting from the attacks continue, as expected currently, Southwest will recognize gains from additional grants of up to approximately $120 million during fourth quarter 2001.

     As a result of the attacks, Southwest has not placed into its schedule the eleven Boeing 737-700 aircraft originally scheduled for delivery from September 11 through December 31, 2001. Southwest is currently operating 100 percent of its fleet and, at this point, has no plans to ground any aircraft early. Because Southwest did not place the remaining 2001 aircraft deliveries into its fall schedule, minor adjustments were made to accommodate its new Norfolk service, which began on October 7, 2001, and other scheduled service previously announced.

     Southwest recently completed discussions with Boeing regarding future aircraft delivery dates. Boeing has agreed to defer delivery of seven aircraft, originally scheduled for delivery in September/October 2001 to November 2001. Twelve more aircraft are in production and will be delivered by Boeing from December 2001 through April 2002. Southwest currently has no plans to increase its fleet until sometime after April 2002 and is pursuing an interim arrangement for these 19 aircraft.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes all material terms of the Certificates and the Pass Through Trust Agreements and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the prospectus (the "Prospectus") accompanying this Prospectus Supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed on October 11, 2001 with the Securities and Exchange Commission (the "SEC") as an exhibit to Southwest's Registration Statement on Form S-3, and to all of the provisions of the Certificates, the Trust Supplements for the Trusts and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Southwest.

     We are offering the Class A-1, Class A-2 and Class B Certificates pursuant to this Prospectus Supplement.

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" and "-- Purchase Rights of Certificateholders" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     Each Certificate will represent a fractional undivided interest in one of the three Southwest Airlines 2001-1 Pass Through Trusts (the "Class A-1 Trust", the "Class A-2 Trust" and the "Class B Trust", and collectively, the "Trusts"). The Trusts will be formed pursuant to a pass through trust agreement between Southwest and Wilmington Trust Company, as trustee (the "Trustee"), dated as of October 10, 2001 (the "Basic Agreement"), and three separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") relating to such Trusts between Southwest and the Trustee, as trustee under each Trust. The Certificates to be issued by the Class A-1 Trust, the Class A-2 Trust and the Class B Trust are referred to herein as the "Class A-1 Certificates", the "Class A-2 Certificates" and the "Class B Certificates", respectively, and collectively as the "Certificates".

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The property of each Trust (the "Trust Property") will consist of:

     - Subject to the Intercreditor Agreement, Equipment Notes acquired under the Participation Agreements and issued by Southwest on a recourse basis in connection with each separate secured loan transaction with respect to each Aircraft and all monies paid or due to be paid on such Equipment Notes.

     - The rights of such Trust under the Participation Agreements, the Indentures, and the Intercreditor Agreement (including all monies receivable in respect of such rights).

     - With respect to the Class A-1 and Class A-2 Trusts, all monies receivable under the Liquidity Facility for such Trust.

     - Funds from time to time deposited with the Trustee in accounts relating to such Trust, including all proceeds from the sale of any Equipment Notes by the Trustee.

     The Certificates will be issued in fully registered form only and will be subject to the provisions described below under "-- Book-Entry; Delivery and Form". Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Southwest, the Trustees, any of the Indenture Trustees in their individual capacities, or any affiliate of any thereof.

SUBORDINATION

     The Certificates are subject to subordination terms set forth in the Intercreditor Agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement -- Priority of Distributions".

PAYMENTS AND DISTRIBUTIONS

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on May 1 and November 1 of each year, commencing on May 1, 2002. Such interest payments will be distributed to holders of the Certificates ("Certificateholders") of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of interest applicable to the Certificates to be issued by each of the Class A-1 and Class A-2 Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates). The Liquidity Facilities for the Class A-1 and Class A-2 Certificates do not provide for drawings thereunder to pay for principal of or Make-Whole Premium on the Certificates of such Classes, any interest on the Certificates of such Class in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or Make-Whole Premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Certificates. Payments of interest applicable to the Class B Certificates will not be supported by a Liquidity Facility. See "Description of the Liquidity Facilities".

     Payments of principal of the Series A-1 Equipment Notes are scheduled to be received by the Class A-1 Trustee on May 1 and November 1 in certain years, depending upon the terms of the Equipment Notes held in such Trust. The entire principal amount of the Series A-2 and Series B Equipment Notes is scheduled for payment on November 1, 2006.

     Scheduled payments of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and May 1 and November 1 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes -- Principal and Interest Payments". The "Final Maturity Date" for the Class A-1 Certificates is November 1, 2007, for the Class A-2 Certificates is May 1, 2008, and for the Class B Certificates is November 1, 2006.

     The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture, other than a Scheduled Payment (each, a "Special Payment"), will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each, a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement.

     Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01)

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book Entry; Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Dallas, Texas or the city and state in which the Trustee, the Subordination Agent or any Indenture Trustee maintains its corporate trust office (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

     The "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.02)

     The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust and the resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to each Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred.

                                         CLASS A-1                     CLASS A-2                       CLASS B
                                ---------------------------   ----------------------------   ---------------------------
                                  SCHEDULED       EXPECTED       SCHEDULED       EXPECTED      SCHEDULED       EXPECTED
                                  PRINCIPAL         POOL         PRINCIPAL         POOL        PRINCIPAL         POOL
DATE                               PAYMENTS        FACTOR        PAYMENTS         FACTOR        PAYMENTS        FACTOR
----                            --------------   ----------   ---------------   ----------   --------------   ----------
May 1, 2002...................  $22,421,494.73    0.8505234   $          0.00    1.0000000   $         0.00    1.0000000
November 1, 2002..............    6,167,616.79    0.8094059              0.00    1.0000000             0.00    1.0000000
May 1, 2003...................   11,955,094.30    0.7297053              0.00    1.0000000             0.00    1.0000000
November 1, 2003..............    6,167,616.82    0.6885878              0.00    1.0000000             0.00    1.0000000
May 1, 2004...................   11,955,094.31    0.6088872              0.00    1.0000000             0.00    1.0000000
November 1, 2004..............    6,167,616.78    0.5677698              0.00    1.0000000             0.00    1.0000000
May 1, 2005...................   13,543,462.36    0.4774800              0.00    1.0000000             0.00    1.0000000
November 1, 2005..............    6,999,421.94    0.4308172              0.00    1.0000000             0.00    1.0000000
May 1, 2006...................   64,622,581.97    0.0000000              0.00    1.0000000             0.00    1.0000000
November 1, 2006..............            0.00    0.0000000    375,000,000.00    0.0000000    89,250,000.00    0.0000000

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption". In the event of any such redemption, purchase or default in respect of one or more Equipment Notes, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption or default and notice thereof will be mailed to the Certificateholders of such Trust promptly after the occurrence of any such event.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee of each Trust will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (1) and (4) below):

          (1) the aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement including, in the case of the Class A-1 and A-2 Trusts, any portion thereof paid by the Liquidity Provider;

          (2) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Premium, if any;

          (3) the amount of such distribution under the Pass Through Trust Agreement allocable to interest; and

          (4) the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

     So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.02(a))

     In addition, after the end of each calendar year, the applicable Trustee will furnish to each Certificateholder of each Trust a report containing the sum of the amounts determined pursuant to items (1), (2) and (3) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing event of default under an Indenture (an "Indenture Default") would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures for the Equipment Notes of any Aircraft. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor
Agreement -- Priority of Distributions".

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor
Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Southwest, any Liquidity Provider or any Trustee. See "Risk
Factors -- Control Over Collateral; Sale of Collateral".

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Sections
3.02 and 3.03)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the applicable Trustee will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the applicable Trustee, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Indenture Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same
Class:

     - If the Class A-1 or Class A-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party.

     - The Class B Certificateholders will have the right to purchase all of the Class A-1 and Class A-2 Certificates.

     - If the Class C Certificates are issued, the Class C Certificateholders will have the right to purchase all of the Class A-1, Class A-2 and Class B Certificates.

     In each case the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any Make-Whole Premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

     A Pass Through Certificate Event of Default (a "PTC Event of Default") under each Pass Through Trust Agreement means the failure to pay:

     - The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

     - Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless, in the case of the Class A-1 and Class A-2 Certificates, the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of

Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement -- Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Southwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other entity unless:

     - The surviving successor or transferee shall be validly existing under the laws of the United States or any state thereof or the District of Columbia.

     - The surviving successor or transferee shall be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code.

     - The surviving successor or transferee shall expressly assume all of the obligations of Southwest contained in the Basic Agreement and any Trust Supplement, the Indentures and the Participation Agreements, and any other operative documents.

     - Southwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

     The Basic Agreement, the Trust Supplements, the Indentures and the Participation Agreements will not contain any financial covenants or similar provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Southwest.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at the request of Southwest, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, the Intercreditor Agreement, or with respect to the Pass Through Trust Agreements for the Class A-1 and Class A-2 Trusts, the relevant Liquidity Facilities, without the consent of the holders of any of the Certificates of such Trust:

     - To evidence the succession of another entity to Southwest and the assumption by such entity of Southwest's obligations under such Pass Through Trust Agreement.

     - To add to the covenants of Southwest for the benefit of holders of such Certificates or to surrender any right or power conferred upon Southwest in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility.

     - To correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

     - To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

     - To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

     - To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

     - To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility to the extent necessary to provide for the issuance of Class C Certificates as described in "-- Possible Issuance of Class C Certificates".

     In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements,
Section 6.02)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or with respect to the Class A-1 and Class A-2 Trusts, the relevant Liquidity Facility to the extent applicable to such Certificateholders, or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

     - Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

     - Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

     - Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

     - Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

     - Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment.

     - Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.03)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

     - Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

     - Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

     - How to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - Other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

     - As the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

     For purposes of the immediately preceding paragraph, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Indenture Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Indenture Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders of such Trust. (Section 10.01)

POSSIBLE ISSUANCE OF CLASS C CERTIFICATES

     Southwest may elect to issue Series C Equipment Notes in connection with the financing of Aircraft, which will be funded from sources other than this offering (the "Offering"). Southwest may elect to fund the sale of the Series C Equipment Notes through the sale of Pass Through Certificates (the "Class C Certificates") issued by a Class C Southwest Airlines 2001-1 Pass Through Trust (the "Class C Trust").

Southwest will not issue any Series C Equipment Notes at any time prior to the consummation of this Offering. Each Participation Agreement provides that Southwest's ability to issue any Series C Equipment Notes is contingent upon its obtaining a Ratings Confirmation from each Rating Agency. If the Class C Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. If Series C Equipment Notes are issued to any one other than the Class C Trust, such Series C Equipment Notes will nevertheless be subject to provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Default, to direct the Indenture Trustee in taking action under the applicable Indenture. See "Description of the Intercreditor Agreement".

TERMINATION OF THE TRUSTS

     The obligations of Southwest and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

THE TRUSTEES

     The Trustee for each Trust will be Wilmington Trust Company. The Trustees' address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

BOOK-ENTRY; DELIVERY AND FORM

     Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream Banking, Luxembourg. See "Description of the Certificates -- Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in the Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes all material terms of the Liquidity Facilities for the Class A-1 and Class A-2 Certificates and certain provisions of the Intercreditor Agreement relating to the Liquidity

Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Southwest with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     Westdeutsche Landesbank Girozentrale, New York branch (the "Liquidity Provider") will enter into a separate revolving credit agreement (each, an "Liquidity Facility") with the Subordination Agent with respect to each of the Class A-1 and Class A-2 Trusts. Under each Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the Pool Balances of the related Certificates on up to three consecutive semiannual Regular Distribution Dates at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the "Stated Interest Rates"). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial liquidity provider with respect to each Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. The Class B Certificates will not have the benefit of a Liquidity Facility and any references in this summary to a liquidity facility for each or any pass through trust or class of pass through trust certificates should be read to exclude the Class B Certificates.

DRAWINGS

     The initial aggregate amount available under the Liquidity Facility for the Class A-1 and Class A-2 Trusts will be as follows:

TRUST                                                         AVAILABLE AMOUNT
-----                                                         ----------------
Class A-1...................................................      $
Class A-2...................................................

     Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

     Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of the related Liquidity Facility. However, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(j))

     "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Southwest is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period. (Intercreditor Agreement, Section 1.1)

     If at any time the related debt rating of the Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating for the relevant Class, and such Liquidity Facility is not replaced with a Replacement Facility within ten days (or 45 days if Standard and Poor's downgrades the Liquidity Provider's ratings from A-1+ to A-1) after such downgrading and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing").

     The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Pool Balances of the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the applicable initial Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's. (Intercreditor Agreement, Section 1.1)

     The Liquidity Facility for each Trust provides that the applicable Liquidity Provider's obligations thereunder will expire on the earliest of:

     - 364 days after the initial issuance date of the Certificates (the "Issuance Date") (counting from, and including, the Issuance Date).

     - The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

     - The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

     - The fifth Business Day following receipt by the Subordination Agent and Southwest of a Termination Notice from such Liquidity Provider (see
       "-- Liquidity Events of Default").

     - The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

     Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent.

     The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

     Subject to certain limitations, Southwest may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any Liquidity Provider shall determine not to extend any Liquidity Facility for a Trust, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after it has extended such Liquidity Facility to the date that is 15 days after the Final Maturity Date for the relevant class of Certificates or at any time after a Non-Extension Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Section 2.02(e) and (f))

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.09)

  INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn by reason of an Interest Drawing or Final Drawing under a Liquidity Facility will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third Business Day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.75% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.75% per annum. In the case of the Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an interest period for such Drawing. (Liquidity Facilities, Section 3.07)

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day in the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (0.25%).

     "LIBOR" means, with respect to any interest period, the interest rate per annum at which deposit in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association -- LIBOR) of the Dow Jones Markets Service or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits), or if not so indicated, the average (rounded upwards to the next 1/16 of 1%), as determined by the Liquidity Provider, of such rates as indicated on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purposes of displaying London interbank offered rates for United States dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/16%), as determined by the Liquidity Provider, of such rates offered by the London Reference Banks to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the date two LIBOR Business Days prior to the first day of such Interest Period for deposits of a duration equal to such interest period (or such other period most nearly corresponding to such period) in an amount substantially equal to the principal amount of the applicable LIBOR Advance as of the first day of such Interest period. The Liquidity Provider will if necessary, request that each of the London Reference Banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded upwards to the nearest 1/100%). If at least two quotations are not obtained, the rate will be the Base Rate.

  DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

     - Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

     - Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

     - The balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Class A-1 or Class A-2 Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings", the Base Rate) plus 1.75% per annum.

LIQUIDITY EVENTS OF DEFAULT

     Events of default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

     - The acceleration of all the Equipment Notes.

     - Certain bankruptcy or similar events involving Southwest. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

     - The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

     - Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

     - All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor
Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The initial Liquidity Provider for the Certificates will be Westdeutsche Landesbank Girozentrale, a German banking institution organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch. Westdeutsche Landesbank Girozentrale has short-term unsecured debt ratings of P-1 from Moody's Investors Service, Inc. ("Moody's") and A-1+ from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and together with Moody's, the "Rating Agencies").

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes all material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Southwest with the SEC.

INTERCREDITOR RIGHTS

  GENERAL

     The Equipment Notes relating to each Trust will be issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust.

  CONTROLLING PARTY

     Each Indenture Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

     After the occurrence and during the continuance of an Indenture Default under such Indenture, each Indenture Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     - The Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Default occurs.

     - Upon payment of Final Distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

     - Upon payment of Final Distributions to the holders of Class A-1 and A-2 Certificates, the Class B Trustee.

     - Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

     At any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider with the highest outstanding amount of Liquidity Obligations shall have the right to become the Controlling Party with respect to any Indenture.

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Southwest, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

  BEFORE A TRIGGERING EVENT

     So long as no Triggering Event shall have occurred (whether or not continuing), all payments in respect of the Equipment Notes and certain other payments received on any Regular Distribution Date or Special Distribution Date (each, a "Distribution Date") will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     - To the Liquidity Providers to the extent required to pay the Liquidity Expenses.

     - To the Liquidity Providers to the extent required to pay interest accrued and unpaid on the Liquidity Obligations.

     - To the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount.

     - To the trustee for the Class A-1 Trust (the "Class A-1 Trustee") and the trustee for the Class A-2 Trust (the "Class A-2 Trustee") to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions.

     - To the trustee for the Class B Trust (the "Class B Trustee") to the extent required to pay Expected Distributions on the Class B Certificates.

     - If the Class C Certificates have been issued, to the trustee for the Class C Trust (the "Class C Trustee") to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class C Certificates.

     - To the Subordination Agent and each Trustee for the payment of certain fees and expenses. (Intercreditor Agreement, Section 3.2)

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Providers all principal, interest, fees and other amounts owing to them under each Liquidity Facility or certain other agreements (or such lesser amount as any Liquidity Provider may otherwise agree).

     "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates and (2) the difference between:

          (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and

          (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

     "Triggering Event" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving Southwest.

     For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes held in such Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)."

  AFTER A TRIGGERING EVENT

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     - To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or Collateral under (and as defined in) any Indenture (collectively, the "Administration Expenses").

     - To the Liquidity Providers to the extent required to pay the Liquidity Expenses.

     - To the Liquidity Providers to the extent required to pay interest accrued and unpaid on the Liquidity Obligations.

     - To the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable).

     - To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

     - To the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions.

     - To the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates.

     - If the Class C Certificates have been issued, to the Class C Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class C Certificates. (Intercreditor Agreement,
       Section 3.3)

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor

     Agreement has been paid in full and such payments have been distributed to the holders of such Certificates; and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), (the amount described in this clause (i), the "Current Pool Balance"), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date; provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the product of (A) (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes, multiplied by (B) (i) in the case of the Class A-1 Certificates or Class A-2 Certificates, a fraction, the numerator of which equals the Current Pool Balance for the Class A-1 Certificates or Class A-2 Certificates, as the case may be, and the denominator of which equals the aggregate Current Pool Balance for the Class A-1 Certificates and Class A-2 Certificates, and (ii) in the case of the Class B Certificates, 1.0.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Indenture Trustee in respect thereof to the extent then held by such Indenture Trustee (and/or on deposit in the Special Payments Account) or payable to such Indenture Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means, for the Class A-1 Certificates and the Class A-2 Certificates, 53.1%, and for the Class B Certificates, 62.1%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft). (Intercreditor Agreement, Section 4.1(a)(iv))

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of the Class A-1 or Class A-2 Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request instructions from the Trustee(s) and shall vote or consent in accordance with the directions of such Trustee(s) and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Providers, reduce the amount of principal or interest payable by Southwest under any Equipment
Note issued under any Indenture. (Intercreditor Agreement, Section 9.1(b)).

     If the Class C Certificates are issued, the Class C Trustee will become a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

     Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Southwest and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft to be mortgaged as security for the Equipment Notes consist of 29 Boeing 737-700 aircraft (collectively, the "Aircraft"). Southwest has taken delivery of, owns and currently operates, the Aircraft. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  BOEING 737-700 AIRCRAFT

     The Boeing 737-700 is a single-aisle commercial jet aircraft with a seating capacity, in Southwest's single-class configuration, of 137 passengers. The engine type utilized on Southwest's 737-700 aircraft is the CFM International, Inc. CFM56-7B22.

  AGE OF AIRCRAFT

     With the exception of one Aircraft manufactured in 1998 that Southwest purchased in 2000, the Aircraft were new when delivered to Southwest from The Boeing Company ("Boeing") and consist of three aircraft delivered in 1997, ten aircraft delivered in 1998, five aircraft delivered in 1999, five aircraft delivered in 2000 and five aircraft delivered in 2001.

THE APPRAISALS

     The table below sets forth the appraised values of the Aircraft, as determined by AvSolutions Inc. ("AvS"), BK Associates, Inc. ("BKA") and Simat, Helliesen & Eichner, Inc. ("SH&E"), independent aircraft appraisal and consulting firms (the "Appraisers"), and additional information regarding the Aircraft. Each Aircraft is a Boeing 737-700.

AIRCRAFT                                                           APPRAISER'S VALUATION
REGISTRATION           MANUFACTURER'S     AIRCRAFT        ---------------------------------------     APPRAISED
NUMBER                 SERIAL NUMBER    DELIVERY DATE         AVS           BKA          SH&E       BASE VALUE(1)
------------           --------------   -------------     -----------   -----------   -----------   -------------
N700GS                     27835         12/17/1997       $32,730,000   $33,950,000   $29,000,000    $31,893,333
N701GS                     27836         12/19/1997        32,730,000    33,950,000    29,000,000     31,893,333
N703SW                     27837         12/31/1997        32,730,000    33,950,000    29,000,000     31,893,333
N706SW                     27840          5/31/1998        33,140,000    34,300,000    29,920,000     32,453,333
N712SW                     27846          5/31/1998        33,140,000    34,300,000    29,920,000     32,453,333
N798SW                     28436          5/13/1998(2)     33,140,000    34,300,000    29,920,000     32,453,333
N713SW                     27847           6/8/1998        33,230,000    34,350,000    30,100,000     32,560,000
N714CB                     27848          6/19/1998        33,230,000    34,350,000    30,100,000     32,560,000
N715SW                     27849          6/30/1998        33,230,000    34,350,000    30,100,000     32,560,000
N716SW                     27850          6/30/1998        33,230,000    34,350,000    30,100,000     32,560,000
N719SW                     27853           8/5/1998        33,510,000    34,500,000    30,470,000     32,826,667
N720WN                     27854          9/30/1998        33,650,000    34,550,000    30,650,000     32,950,000
N707SA                     27841         10/30/1998        33,790,000    34,600,000    30,830,000     33,073,333
N742SW                     29278         12/28/1998        34,070,000    34,750,000    31,200,000     33,340,000
N726SW                     27858          2/25/1999        34,350,000    34,900,000    31,570,000     33,606,667
N745SW                     29491          3/31/1999        34,500,000    34,950,000    31,750,000     33,733,333
N727SA                     27859          5/20/1999        34,790,000    35,100,000    32,120,000     34,033,333
N728SW                     27860          5/19/1999        34,790,000    35,100,000    32,120,000     34,033,333
N729SW                     27861          5/24/1999        34,790,000    35,100,000    32,120,000     34,033,333
N770SA                     30589          6/28/2000        36,800,000    35,950,000    34,600,000     35,783,333
N772SW                     27880           7/6/2000        36,980,000    36,000,000    34,780,000     35,920,000
N782SA                     29808          9/29/2000        37,350,000    36,150,000    35,150,000     36,150,000
N789SW                     29816         11/19/2000        37,730,000    36,300,000    35,520,000     36,300,000
N791SW                     27886         12/26/2000        37,920,000    36,350,000    35,700,000     36,350,000
N400WN                     27891          3/28/2001        38,490,000    36,500,000    36,430,000     36,500,000
N797MX                     27890          3/23/2001        38,490,000    36,500,000    36,430,000     36,500,000
N403WN                     29815          4/16/2001        36,680,000    36,600,000    36,620,000     36,620,000
N405WN                     27893          6/28/2001        39,070,000    36,750,000    36,800,000     36,800,000
N406WN                     27894          6/28/2001        39,070,000    36,750,000    36,800,000     36,800,000

---------------

(1) The appraised base value of each Aircraft is the lesser of the average and median base values of such Aircraft as determined by the Appraisers. According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

(2) Southwest purchased this Aircraft used in 2000.

     For purposes of the foregoing chart, AvS, BKA and SH&E each was asked to provide its opinion as to the appraised base value of each Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals (the "Appraisals") without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Although each of the Appraisals is dated after September 11, 2001, the Appraisals contain a disclaimer as to the effect of the events of that day on the appraised values. Nevertheless, one of the Appraisals contains a statement that consideration has been given to such events and two of them contain a statement that values have not been adjusted to reflect the effects of such events. We cannot assure you that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

     If any of the above Aircraft is not available to be mortgaged on the Issuance Date, due to an Event of Loss or otherwise, Southwest may substitute a replacement aircraft of the same type and of equal or greater appraised value for such Aircraft.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes all material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures and the Participation Agreements, set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures and the Participation Agreements, a form of each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Southwest with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

PURCHASE OF EQUIPMENT NOTES

     Under the terms of the Participation Agreement for each Aircraft between Southwest and Wilmington Trust Company, as Indenture Trustee, Subordination Agent and Trustee for each Trust (each a "Participation Agreement"), subject to certain customary conditions precedent, each Trustee will purchase from Southwest the Equipment Notes to be issued under the Indenture related to that Aircraft. Equipment Notes will be issued in three series with respect to each Aircraft (the "Series A-1 Equipment Notes", the "Series A-2 Equipment Notes" and the "Series B Equipment Notes", and, collectively, the "Equipment Notes"). Southwest may elect to issue a fourth series of Equipment Notes with respect to an Aircraft (the "Series C Equipment Notes"), which will be funded from sources other than this Offering. See "Description of the Certificates -- Possible Issuance of Class C Certificates". The Equipment Notes with respect to each Aircraft will be issued under a separate Trust Indenture and Mortgage (each an "Indenture") between Southwest and Wilmington Trust Company, as indenture trustee thereunder (each, an "Indenture Trustee").

     Southwest's obligations under the Equipment Notes issued with respect to each Aircraft will be general obligations of Southwest.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

     - Series A-1 and Series A-2 Equipment Notes issued in respect of an Aircraft will rank equally in right of payment and will rank senior to other Equipment Notes issued in respect of such Aircraft.

     - Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A-1 and Series A-2 Equipment Notes issued in respect of such Aircraft and, if Series C Equipment Notes are issued, will rank senior to the Series C Equipment Notes issued in respect of such Aircraft.

     - If Southwest elects to issue Series C Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A-1, Series A-2 and Series B Equipment Notes issued with respect to such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in Appendix III to this Prospectus Supplement until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Series A-1, Series A-2 and Series B Equipment Note at the rate applicable to such Equipment Note on May 1 and November 1 of each year, commencing on May 1, 2002. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium (if any) and interest on any Equipment Note will, to the extent permitted by applicable law, bear interest at the applicable Stated Interest Rate plus 1% per annum.

     Scheduled principal payments on the Series A-1 Equipment Notes will be made on May 1 and November 1 in certain years. The entire principal amount of the Series A-2 Equipment Notes and the entire principal amount of the Series B Equipment Notes is scheduled to be paid on November 1, 2006. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for a payment of principal, Make-Whole Premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Southwest under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without Make-Whole Premium, on a Special Distribution Date. (Indentures, Section 2.10)

     At the option of Southwest, all of the Equipment Notes issued with respect to the Aircraft or, with the Ratings Confirmation of the Rating Agencies, all of the Equipment Notes of any Series may be redeemed prior to maturity at any time, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11)

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. (Indentures, Annex A)

     "Ratings Confirmation" means with respect to any action proposed to be taken, a written confirmation from each Rating Agency that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date. (Indentures, Annex A)

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

     "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note. (Indentures, Annex A)

SECURITY

     The Equipment Notes issued with respect to each Aircraft will be secured by:

     - a mortgage to the Indenture Trustee of such Aircraft;

     - an assignment to the Indenture Trustee of Southwest's warranty rights under its purchase agreement with Boeing; and

     - cash, if any, held from time to time by the Indenture Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, which will be invested and reinvested by such Indenture Trustee, at the direction of Southwest, in investments described in the related Indenture. (Indentures, Section 6.06)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The tables in Appendix IV shows the aggregate LTVs for the Equipment Notes issued for each Aircraft as of the Issuance Date and each November 1 Regular Distribution Date thereafter. The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The tables in Appendix IV are based on the assumption (the "Depreciation Assumption") that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 3% of the initial appraised value per year. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

DEFEASANCE

     Under specified circumstances, Southwest may legally release itself from any payment or other obligations on all, but not less than all, of the Equipment Notes issued under one or more Indentures if Southwest receives a Ratings Confirmation from each Rating Agency and puts in place the following arrangements for the benefit of the Note Holders:

     - Southwest must deposit in trust for the benefit of the Note Holders of such Equipment Notes a combination of money and direct obligations of the United States and certain depository receipts representing interests in the direct obligations that will generate enough money to pay when due the principal of and interest on such Equipment Notes; and

     - Southwest must deliver to the Trustees and the relevant Indenture Trustee a legal opinion reasonably acceptable to both the Trustees and the relevant Indenture Trustee stating the there has been a change in the federal tax law from the law as in effect on the date of this Prospectus Supplement or that there has been an IRS ruling, in either case that lets Southwest make the above deposit without causing the holders of the Certificates to be taxed on their Certificates any differently than if Southwest did not make the deposit and simply repaid such equipment notes itself.

     If Southwest were to accomplish a full defeasance, Note Holders of the Equipment Notes so defeased would rely solely on the trust deposit for repayment on such Equipment Notes. Note Holders of such Equipment Notes could not look to Southwest for repayment if a shortfall in the payment of principal of or interest on such equipment notes occurred. In addition, the Note Holders of such Equipment Notes would have no interest in or other rights with respect to the related Aircraft or other assets subject to the lien of the related Indenture, and the lien would terminate as to such Equipment Notes. (Indentures, Section 11.01(y))

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to the Aircraft will be direct obligations of Southwest. Except as otherwise provided in the Indentures, each Indenture Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for, among other things, its own willful misconduct or gross negligence.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture will include:

     - the failure by Southwest to pay any interest or principal or Make-Whole Premium, if any, when due, under such Indenture or under any Equipment
       Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 20 Business Days after Southwest receives written demand from the related Indenture Trustee or holder of an Equipment Note;

     - any representation or warranty made by Southwest in such Indenture, the related Participation Agreement or certain related documents furnished to the Indenture Trustee or any holder of an Equipment Note pursuant thereto being false or inaccurate in any material respect when made that continues to be material and adverse to the interests of the Indenture Trustee or registered holders of the Equipment Notes ("Note Holders") and remains unremedied after notice and specified cure periods;

     - failure by Southwest to perform or observe any other covenant or obligation for the benefit of the Indenture Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods;

     - the lapse or cancellation of insurance required under the related Indenture; and

     - the occurrence of certain events of bankruptcy, reorganization or insolvency of Southwest. (Indentures, Section 5.01)

     There will not be cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture.

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Indenture Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or Make-Whole Premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Indenture Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Southwest instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Indenture Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b)).

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Indenture Trustee may exercise certain rights or remedies available to it under such

Indenture or under applicable law, including one or more of the remedies under such Indenture. (Indentures, Section 5.02(a))

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined below). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

     It is a condition to each Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Southwest, which is expected to be Vinson & Elkins L.L.P., provide its opinion to the Trustees that each Indenture Trustee will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines (each as defined in the Indentures) comprising such Aircraft, assuming that, at the time of such transaction, Southwest holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Indenture Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver".

     The opinion of Vinson & Elkins L.L.P. will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Indenture Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- Certain Provisions of the Indentures -- Events of Loss". The opinion of Vinson & Elkins L.L.P. will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by Southwest.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Indenture Trustee may be applied to reimburse such Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Indenture Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below. (Indentures, Section 10.01)

     Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indentures, Section 10.01(b))

     Without the consent of the Liquidity Providers and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or Make-Whole Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Make-Whole Premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

INDEMNIFICATION

     Southwest will be required to indemnify each Indenture Trustee, each Liquidity Provider, the Subordination Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

CERTAIN PROVISIONS OF THE INDENTURES

     Each Aircraft will be owned by Southwest.

  PAYMENTS

     Payments of interest on the Series A-1, Series A-2 and Series B Equipment Notes issued by Southwest under an Indenture are payable on May 1 and November 1 of each year, commencing on May 1, 2002. Payments of principal of the Series A-1 Equipment Notes issued by Southwest under an Indenture will be payable on May 1 and November 1 in certain years or, in the case of Series A-2 and Series B Equipment Notes, in full on final maturity.

  MAINTENANCE

     Under the terms of each Indenture, Southwest's obligations in respect of each Aircraft include, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Southwest, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Indentures, Section 4.02)

  POSSESSION, LEASE AND TRANSFER

     Each Aircraft may be operated by Southwest or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Airframe or Engine are permitted. Leases of the Aircraft by Southwest are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Indenture Trustee's security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Indenture Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Indenture Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  REGISTRATION

     Southwest is required to keep each Aircraft duly registered under the Transportation Code with the Federal Aviation Administration ("FAA"). (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft, will give the relevant Indenture Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Indenture Event of Default exists, Southwest has the right to register the Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e); Participation Agreements, Section 6.4.5)

  LIENS

     Southwest is required to maintain each Aircraft free of any liens, other than the rights of the relevant Indenture Trustee, the holders of the related Equipment Notes and Southwest arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings;
(ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Southwest has provided a bond or other security adequate in the reasonable opinion of the Indenture Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

  REPLACEMENT OF PARTS; ALTERATIONS

     Southwest is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Southwest or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Indentures, Section 4.04)

  INSURANCE

     Southwest is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft, together with six months of interest accrued thereon (the "Debt Balance"). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $5,500,000 per occurrence in respect of any Aircraft, such proceeds up to the stipulated loss value or Debt Balance, as the case may be, of the relevant Aircraft will be payable to the applicable Indenture Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $5,500,000 per occurrence in respect of any Aircraft, such proceeds will be payable directly to Southwest so long as an Indenture Event of Default does not exist with respect to the Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex
B)

     In addition, Southwest is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Southwest of the same type and operating on similar routes as such Aircraft. (Indentures, Section 4.06 and Annex B)

     Southwest is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Southwest (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

     Southwest may self-insure with respect to the Aircraft to the same extent as it does with respect to, or maintain policies with deductibles or premium adjustment provisions consistent with similar provisions applicable to, other comparable aircraft operated by Southwest; provided, however, that in the case of public liability insurance, such self-insurance shall in no event exceed $50,000,000; and provided, further that if at any time Southwest's unsecured senior long-term debt securities are not rated Investment Grade, such self-insurance (inclusive of any such public liability insurance and without derogation from the preceding proviso) shall in no case be in amounts greater than 4% of Southwest's tangible net worth. The term "Investment Grade" means a rating of "Baa3" or higher from Moody's, or a rating of "BBB-" or higher from Standard & Poor's. Currently, Moody's and Standard & Poor's rate Southwest's unsecured senior long-term debt securities as "Baa1" and "A", respectively.

     In respect of each Aircraft, Southwest is required to name as additional insured parties the relevant Indenture Trustee and holders of the Equipment Notes and the Liquidity Providers under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Southwest, any permitted sublessee or any other person. (Indentures, Section
4.06 and Annex B)

  EVENTS OF LOSS

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Southwest must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Southwest must either
(i) pay to the Indenture Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless any Indenture Event of Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Sections 2.10 and 4.05(a))

     If Southwest elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture, as the case may be. Southwest is also required to provide to the relevant Indenture Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Indenture Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

     If Southwest elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture or interest and principal payments with respect thereto shall cease. The payments made under the Indenture by Southwest shall be deposited with the applicable Indenture Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Indenture Trustee to Southwest. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

     If an Event of Loss occurs with respect to an Engine alone, Southwest will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture, as the case may be. (Indentures, Section 4.04(e))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

     - The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

     - The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

     - Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

     - Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity, the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or an entity of the country of registration of the relevant Aircraft) for a period exceeding 12 consecutive months.

     - As a result of any law, rule, regulation, order or other action by the FAA or any other governmental entity, the use of such property in the normal course of Southwest's business of passenger air transportation is prohibited for 18 consecutive months, unless Southwest, prior to the expiration of such 18 consecutive month period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Southwest, but in any event if such use shall have been prohibited for a period of three consecutive years.

     - With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and in the opinion of Vinson & Elkins L.L.P., special tax counsel to Southwest ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States and does not describe any estate or gift tax consequences.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, each of the Trusts will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. Certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding Trust and paid directly its share of fees and expenses paid by the pass through trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes, and any other property held by the Trust. Each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF REALLOCATION OF PAYMENTS UNDER THE INTERCREDITOR AGREEMENT

     In the event that the Class B Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Class B Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Class B Certificates would probably be treated for federal income tax purposes as if they had:

     - received as distributions their full share of interest, principal or premium;

     - paid over to the Class A-1 Certificateholders and Class A-2 Certificateholders an amount equal to their share of the amount of the shortfall; and

     - retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

     Under this analysis:

     - Class B Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Class B Trust that was a component of the shortfall, even though that amount was in fact paid to the Class A-1 Certificateholders and Class A-2 Certificateholders;

     - a loss would only be allowed to Class B Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

     - reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Class B Certificateholders because the amount reimbursed would have been previously included in income.

     These results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

     Similar treatment would apply if the Class A-1 Trust or the Class A-2 Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it because of the provisions in the Intercreditor Agreement requiring that distributions be allocated on a pro rata basis between Trusts of equal seniority.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of an Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Notwithstanding the foregoing, if the Trusts are classified as partnerships, gain or loss with respect to an interest in an Trust will be calculated and characterized by reference to the U.S. Certificateholder's adjusted tax basis and holding period for its interest in the Trust.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of an Certificate that is not a U.S. Person will not be subject to U.S. federal withholding tax provided that:

     - the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Southwest;

     - the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to Southwest; and

     - certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of an Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to backup withholding tax (currently 30.5%) unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

     The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Morris, James, Hitchens & Williams L.L.P., Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling an Certificate.

     Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Southwest and its affiliates, the Underwriters, the Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A-1 Certificates and Class A-2 Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemptions issued to Salomon Smith Barney Inc., Prohibited Transaction Exemption 89-89 et al. (54 Fed. Reg. 42,589 (1989)), and Chase Manhattan Bank, Prohibited Transaction Exemption 90-33 (55 Fed. Reg. 23,144 (1990)), each as most recently amended by Prohibited Transaction Exemption 2000-58 (65 Fed. Reg. 67,765 (2000)) (together, the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's or Fitch; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     There can be no assurance that the Department of Labor would determine that the Underwriter Exemption would be applicable to Class A-1 Certificates and Class A-2 Certificates. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A-1 Certificates and Class A-2 Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A-1 Certificates or the Class A-2 Certificates or the assets of the Class A-1 Trust or the Class A-2 Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders of Class A-1 Certificates or Class A-2 Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A-1 Certificate or Class A-2 Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

     The Underwriter Exemption does not apply to the Class B Certificates. Therefore, the fiduciary of a Plan considering the purchase of a Class B Certificate should consider the availability of other exemptions, such as the Class Exemptions.

     Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                  UNDERWRITING

     Subject to the terms and conditions stated in the underwriting agreement dated the date of this Prospectus Supplement, each underwriter named below (the "Underwriters") has agreed to purchase, and Southwest has agreed to cause each Trust to sell to that Underwriter, the principal amount of Certificates set forth opposite the Underwriter's name.

                                          PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                            OF CLASS A-1       OF CLASS A-2        OF CLASS B
UNDERWRITERS                                CERTIFICATES       CERTIFICATES       CERTIFICATES
------------                              ----------------   ----------------   ----------------
Salomon Smith Barney Inc. ..............    $                  $                  $
J.P. Morgan Securities Inc. ............
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...............
                                            ------------       ------------       -----------
          Total.........................    $150,000,000       $375,000,000       $89,250,000
                                            ============       ============       ===========

     The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Certificates if any Certificates are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting Underwriters may be increased or the Offering of the Certificates may be terminated.

     The Underwriters have advised us that the Underwriters propose initially to offer the Certificates at the public offering prices on the cover page of this Prospectus Supplement, and to certain dealers at such price less the concessions set forth below. The Underwriters may allow, and the dealers may reallow, a concession to certain other dealers not in excess of the amounts set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

                                                            CONCESSION TO
PASS THROUGH                                                SELLING GROUP    DISCOUNT TO
CERTIFICATES DESIGNATION                                       MEMBERS      BROKER/DEALERS
------------------------                                    -------------   --------------
2001-1-A1.................................................    $                $
2001-1-A2.................................................
2001-1-B..................................................

     The Certificates are new securities for which there currently is no market. Southwest does not intend to apply for the listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time, at the sole discretion of the applicable Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

     The underwriting agreement provides that Southwest will reimburse the Underwriters for certain expenses and indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and contribute to payments which the Underwriters may be required to make in that respect.

     It is expected that delivery of the Certificates will be made against payment therefor on or about the date specified on the cover page of this
Prospectus Supplement, which will be the      business day following the date of
pricing of the Certificates (this settlement cycle being referred to as "T+
     "). Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date of pricing or
the next succeeding      business days will be required, by virtue of the fact
that the Certificates initially will settle in T+     , to specify an alternate
settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of pricing
or the next      succeeding business days should consult their own advisor.

     To facilitate the Offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with the Offering, creating a short position in the Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in the offering, if the Underwriters repurchase previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Southwest estimates that the total expenses of this Offering, excluding underwriters' discounts and commissions and the ongoing costs of the Liquidity
Facilities, will be $           .

     Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. are underwriters in this Offering and their respective affiliates, Citibank, N.A. and The Chase Manhattan Bank, participate in Southwest's bank credit facility and will receive a portion of the amounts, if any, which may be repaid under such facility with net proceeds of the Offering. See "Use of Proceeds". Because more than 10% of the net proceeds of the Offering may be paid to affiliates of the Underwriters, the Offering is being made pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.

     From time to time, one or more of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Southwest and its affiliates.

                                 LEGAL MATTERS

     The validity of the Certificates offered hereby will be passed upon for Southwest by Vinson & Elkins L.L.P., Houston, Texas, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Vinson & Elkins L.L.P. and Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Morris, James, Hitchens & Williams L.L.P., Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law. The statements of law and legal conclusions set forth under the caption "Certain U.S. Federal Income Tax Consequences" in both this Prospectus Supplement and the Prospectus are based on the opinion of Vinson & Elkins L.L.P., Dallas, Texas. Members of the firm of Vinson & Elkins L.L.P., having responsibility for the Company's legal matters, beneficially own approximately 27,500 shares of common stock of the Company.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this Prospectus Supplement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The references to AvS, BKA and SH&E, and to their respective appraisal reports, dated as of October 9, October 15 and October 16, 2001, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                          APPENDIX I -- INDEX OF TERMS

             DEFINED TERM               PAGE
             ------------               ----
Administration Expenses...............  S-36
Adjusted Expected Distributions.......  S-36
Aggregate LTV Collateral Amount.......  S-37
Aircraft..............................  S-38
Appraisals............................  S-40
Appraised Current Market Value........  S-37
Appraisers............................  S-39
Assumed Aircraft Value................  S-43
AvS ..................................  S-39
Average Life Date.....................  S-42
Base Rate.............................  S-31
Basic Agreement.......................  S-17
BKA ..................................  S-39
Boeing................................  S-38
Business Day..........................  S-19
Cash Collateral Account...............  S-29
Cede..................................  S-27
Certificate Account...................  S-19
Certificate Owner.....................  S-27
Certificates..........................  S-17
Certificateholders....................  S-18
Class A-1 Certificates................  S-17
Class A-1 Trust.......................  S-17
Class A-1 Trustee.....................  S-35
Class A-2 Certificates................  S-17
Class A-2 Trust.......................  S-17
Class A-2 Trustee.....................  S-35
Class B Certificates..................  S-17
Class B Trust.........................  S-17
Class B Trustee.......................  S-35
Class C Certificates..................  S-26
Class C Trust.........................  S-26
Class C Trustee.......................  S-35
Class Exemptions......................  S-54
Code..................................  S-25
Company...............................  S-15
Controlling Party.....................  S-33
Convention............................  S-46
Current Distribution Date.............  S-35
Current Pool Balance..................  S-37
Debt Balance..........................  S-47
default...............................  S-22
Depreciation Assumption...............  S-43

             DEFINED TERM               PAGE
             ------------               ----
disqualified persons..................  S-53
Distribution Date.....................  S-34
Downgrade Drawing.....................  S-29
DTC...................................  S-27
DTC Participants......................  S-27
Equipment.............................  S-45
Equipment Notes.......................  S-40
ERISA.................................  S-53
ERISA Plans...........................  S-53
event of default......................  S-22
Event of Loss.........................  S-49
Expected Distributions................  S-35
FAA...................................  S-47
Final Distributions...................  S-34
Final Drawing.........................  S-30
Final Maturity Date...................  S-18
H.15(519).............................  S-42
Indenture Default.....................  S-21
Indenture Trustee.....................  S-40
Indenture.............................  S-40
Intercreditor Agreement...............  S-33
Interest Drawings.....................  S-28
Investment Grade......................  S-48
IRS...................................  S-50
Issuance Date.........................  S-30
LIBOR.................................  S-31
Liquidity Event of Default............  S-32
Liquidity Expenses....................  S-35
Liquidity Facilities..................  S-28
Liquidity Obligations.................  S-35
Liquidity Provider....................  S-28
LTV Appraisal.........................  S-37
LTV Collateral Amount.................  S-37
LTV Ratio.............................  S-37
LTVs..................................   S-3
Make-Whole Premium....................  S-42
Maximum Available Commitment..........  S-28
Minimum Sale Price....................  S-34
Moody's...............................  S-33
most recent H.15(519).................  S-42
Non-Extension Drawing.................  S-30
Non-Performing Equipment Notes........  S-36
Note Holders..........................  S-44

             DEFINED TERM               PAGE
             ------------               ----
Offering..............................  S-26
Participation Agreement...............  S-40
parties in interest...................  S-53
Pass Through Trust Agreements.........  S-17
Performing Equipment Note.............  S-29
Plan Asset Regulation.................  S-53
Plans.................................  S-53
Pool Balance..........................  S-19
Pool Factor...........................  S-20
Prospectus............................  S-17
PTC Event of Default..................  S-23
PTCE..................................  S-54
Rating Agencies.......................  S-33
Ratings Confirmation..................  S-42
Regular Distribution Dates............  S-18
Remaining Weighted Average Life.......  S-42
Replacement Facility..................  S-29
Required Amount.......................  S-28
Scheduled Payments....................  S-18
SEC...................................  S-17
Section 1110..........................  S-45
Series A-1 Equipment Notes............  S-40
Series A-2 Equipment Notes............  S-40
Series B Equipment Notes..............  S-40

             DEFINED TERM               PAGE
             ------------               ----
Series C Equipment Notes..............  S-40
SH&E..................................  S-39
Southwest.............................  S-15
Special Distribution Date.............  S-19
Special Payment.......................  S-19
Special Payments Account..............  S-19
Standard & Poor's.....................  S-33
Stated Interest Rates.................  S-28
Subordination Agent...................  S-33
Tax Counsel...........................  S-50
Termination Notice....................  S-32
Threshold Rating......................  S-29
Transportation Code...................  S-24
Treasury Yield........................  S-42
Triggering Event......................  S-35
Trust Indenture Act...................  S-25
Trust Property........................  S-17
Trust Supplement......................  S-17
Trustee...............................  S-17
Trusts................................  S-17
U.S. Certificateholders...............  S-50
U.S. Persons..........................  S-50
Underwriter Exemption.................  S-54
Underwriters..........................  S-56

                        APPENDIX II -- APPRAISAL LETTERS

                                  AVSOLUTIONS

                                                                 October 9, 2001

Southwest Airlines
Laura Wright
Vice President-Finance & Treasurer
2702 Love Field Drive
Dallas, TX 75235-1611

Dear Ms. Wright:

     AvSOLUTIONS is pleased to provide its opinion on the base values as of October 2001 of 29 Boeing 737-700 aircraft (collectively, the "Aircraft"). A list of the Aircraft, along with their delivery dates, engine types, registration and serial numbers, and MTOW, is provided as Attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

APPRAISAL METHODOLOGY

     The method employed by AvSOLUTIONS to appraise the base values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

                                                                     AVSOLUTIONS

LIMITING CONDITIONS AND ASSUMPTIONS

     In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by Southwest Airlines and from data within AvSOLUTIONS' own database. In determining the base value of the subject Aircraft, the following assumptions have been researched and determined:

     1. AvSOLUTIONS has not inspected the Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

     2. The Aircraft already have been delivered to Southwest Airlines.

     3. The Aircraft are certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

     4. All mandatory inspections and Airworthiness Directives have been complied with.

     5. The Aircraft have no damage history.

     6. The Aircraft are in good condition.

     7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base value of each Aircraft is as listed in Attachment 1.

STATEMENT OF INDEPENDENCE

     This appraisal report represents the opinion of AvSOLUTIONS, Inc. and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the Aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject Aircraft.

Sincerely yours,

/s/ SCOTT E. DANIELS

Scott E. Daniels
Director, Asset Management

                                   DISCLAIMER

     The effect on values as a result of the events of September 11, 2001 is somewhat unclear. However, at the current time, AvSOLUTIONS is prepared to stand by its values considering the lack of specific aircraft trading information available since these events.

                                                                     AVSOLUTIONS

                                  Attachment 1

                               SOUTHWEST AIRLINES

                 SERIAL
                 NUMBER   REGISTRATION                   ENGINE     MTOW     BASE VALUE
                  MSN        NUMBER      DELIVERY DATE    TYPE      (LB)     $ MILLIONS
                 ------   ------------   -------------   -------   -------   ----------
BOEING 737-700
1                27835     N700GS         17-Dec-97      CFM56-7   153,000     32.73
2                27836     N701GS         19-Dec-97      CFM56-7   153,000     32.73
3                27837     N703SW         31-Dec-97      CFM56-7   153,000     32.73
4                27840     N706SW         31-May-98      CFM56-7   153,000     33.14
5                27846     N712SW         31-May-98      CFM56-7   153,000     33.14
6                28436     N798SW         13-May-98      CFM56-7   153,000     33.14
7                27847     N713SW         08-Jun-98      CFM56-7   153,000     33.23
8                27848     N714CB         19-Jun-98      CFM56-7   153,000     33.23
9                27849     N715SW         30-Jun-98      CFM56-7   153,000     33.23
10               27850     N716SW         30-Jun-98      CFM56-7   153,000     33.23
11               27853     N719SW         05-Aug-98      CFM56-7   153,000     33.51
12               27854     N720WN         30-Sep-98      CFM56-7   153,000     33.65
13               27841     N707SA         30-Oct-98      CFM56-7   153,000     33.79
14               29278     N742SW         28-Dec-98      CFM56-7   153,000     34.07
15               27858     N726SW         25-Feb-99      CFM56-7   153,000     34.35
16               29491     N745SW         31-Mar-99      CFM56-7   153,000     34.50
17               27859     N727SA         20-May-99      CFM56-7   153,000     34.79
18               27860     N728SW         19-May-99      CFM56-7   153,000     34.79
19               27861     N729SW         24-May-99      CFM56-7   153,000     34.79
20               30589     N770SA         28-Jun-00      CFM56-7   153,000     36.80
21               27880     N772SW         06-Jul-00      CFM56-7   153,000     36.98
22               29808     N782SA         29-Sep-00      CFM56-7   153,000     37.35
23               29816     N789SW         19-Nov-00      CFM56-7   153,000     37.73
24               27886     N791SW         26-Dec-00      CFM56-7   153,000     37.92
25               27891     N400WN         28-Mar-01      CFM56-7   153,000     38.49
26               27890     N797MX         23-Mar-01      CFM56-7   153,000     38.49
27               29815     N403WN         16-Apr-01      CFM56-7   153,000     36.68
28               27893     N405WN         28-Jun-01      CFM56-7   153,000     39.07
29               27894     N406WN         28-Jun-01      CFM56-7   153,000     39.07

                              BK ASSOCIATES, INC.

                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - Fax (516) 365-6287

                                                                October 15, 2001
Ms. Laura Wright
Vice President Finance & Treasurer
Southwest Airlines
2702 Love Field Drive
Dallas TX 75235-1611

Dear Ms. Wright:

     In response to your request, BK Associates, Inc. is pleased to provide this opinion of the current Base Value on each of 29 commercial jet transport aircraft, identified as the Southwest 2001-1 Aircraft Collateral Pool (Aircraft). The Aircraft are further identified in the attached Figure 1 by type, serial number, manufacture date, engine model and maximum takeoff weight.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

BASE VALUE

     Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

     As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.

October 15, 2001
Page  2

LIMITING CONDITIONS AND ASSUMPTIONS

     BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and from BK's own database. In determining the base value of each Aircraft, the following assumptions apply to the Aircraft:

     1. Each Aircraft has half-time remaining to its next major overhaul or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

     2. The Aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

     3. The interior of the Aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

     4. The Aircraft is in current flight operations.

     5. The Aircraft is sold for cash without seller financing.

     6. The Aircraft is in average or better condition.

     7. There is no accident damage.

CONCLUSIONS

     Our base value opinion stated herein is given after consideration of the significant event of terrorism that occurred within the United States on September 11, 2001. During the ensuing days since that event, we have begun to see how our industry has been adversely affected. Passenger demand for air travel has dropped dramatically causing airlines to reduce flight schedules and ground significant quantities of their fleets. In response to this initial industry reaction, BK Associates has selectively reduced our opinion of aircraft current fair market values. Today, we are unsure of the long-term effect on aircraft values and will continue to review the industry status. Since our base values, as provided in this appraisal letter, are derived from historical value trends and are not immediately influenced by current supply and demand issues, we have not affected base values at this time.

     Based on the above methodology, considerations and assumptions, it is our opinion that the current base value of each of the Aircraft as of today is as shown in Figure 1 attached hereto.

October 15, 2001
Page  3

     BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised Aircraft. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                          Sincerely yours,

                                          BK ASSOCIATES, INC.

                                          /s/ R. L. BRITTON

                                          R. L. Britton
                                          Vice President
                                          ISTAT Senior Certified Appraiser

RLB/rb
Attachment

                           SOUTHWEST 2001-1 AIRCRAFT
                                COLLATERAL POOL

                                                             HALFTIME
         ACFT     SERIAL                                    BASE VALUE
ITEM     TYPE     NUMBER   MFG. DATE    ENGINE     MTOW       ($MIL)
----   --------   ------   ----------   -------   -------   ----------
  1    B737-700   27835    12/17/1997   CFM56-7   153,000      33.95
  2    B737-700   27836    12/19/1997   CFM56-7   153,000      33.95
  3    B737-700   27837    12/31/1997   CFM56-7   153,000      33.95
  4    B737-700   27840     5/31/1998   CFM56-7   153,000      34.30
  5    B737-700   27846     5/31/1998   CFM56-7   153,000      34.30
  6    B737-700   28436     5/13/1998   CFM56-7   153,000      34.30
  7    B737-700   27847      6/8/1998   CFM56-7   153,000      34.35
  8    B737-700   27848     6/19/1998   CFM56-7   153,000      34.35
  9    B737-700   27849     6/30/1998   CFM56-7   153,000      34.35
 10    B737-700   27850     6/30/1998   CFM56-7   153,000      34.35
 11    B737-700   27853      8/5/1998   CFM56-7   153,000      34.50
 12    B737-700   27854     9/30/1998   CFM56-7   153,000      34.55
 13    B737-700   27841    10/30/1998   CFM56-7   153,000      34.60
 14    B737-700   29278    12/28/1998   CFM56-7   153,000      34.75
 15    B737-700   27858     2/25/1999   CFM56-7   153,000      34.90
 16    B737-700   29491     3/31/1999   CFM56-7   153,000      34.95
 17    B737-700   27859     5/20/1999   CFM56-7   153,000      35.10
 18    B737-700   27860     5/19/1999   CFM56-7   153,000      35.10
 19    B737-700   27861     5/24/1999   CFM56-7   153,000      35.10
 20    B737-700   30589     6/28/2000   CFM56-7   153,000      35.95
 21    B737-700   27880      7/6/2000   CFM56-7   153,000      36.00
 22    B737-700   29808     9/29/2000   CFM56-7   153,000      36.15
 23    B737-700   29816    11/19/2000   CFM56-7   153,000      36.30
 24    B737-700   27886    12/26/2000   CFM56-7   153,000      36.35
 25    B737-700   27891     3/28/2001   CFM56-7   153,000      36.50
 26    B737-700   27890     3/23/2001   CFM56-7   153,000      36.50
 27    B737-700   29815     4/16/2001   CFM56-7    153000      36.60
 28    B737-700   27893     6/28/2001   CFM56-7    153000      36.75
 29    B737-700   27894     6/28/2001   CFM56-7    153000      36.75
                                                                                    TOTALS  1019.55

Simat, Helliesen & Eichner, Inc.  Tel:+1-212-682-8455 90
Park Avenue                       Fax:+1-212-986-1825
New York, New York 10016          Email: newyork@sh-e.com

SH&E

October 16, 2001

Southwest Airlines
2702 Love Field Drive
Dallas, TX 75235-1611

Attention:
Ms Laura Wright
Vice President Finance & Treasurer

           BASE VALUE OPINION OF TWENTY NINE BOEING 737-700 AIRCRAFT

INTRODUCTION

     Simat, Helliesen & Eichner, Inc. ("SH&E") was asked by Southwest Airlines Co. (the "Client") to determine the Base Value ("BV") of twenty nine (29) Boeing 737-700 aircraft that were delivered to the Client between December 1997 and June 2001 (the "Subject Airlines"). The summary specifications for the Subject Aircraft are shown in Appendix B attached hereto.

DETERMINATION

     SH&E has determined the aggregate BV of the Subject Aircraft to be $938.82 million. The individual values of the Subject Aircraft are shown in Appendix A attached hereto.

SH&E VALUATION METHODOLOGY

     SH&E's appraisal's are performed according to the International Society of Transport Aircraft Trading (ISTAT) principles of appraisal practice and code of ethics.

     The SH&E valuation approach starts by determining a half-life value for the appraised asset. The term "half-life" represents an asset that is mid-way between scheduled or routine major repairs and overhauls, with all life-limited components at half-life. This initial appraisal can then be adjusted (positive or negative) for each individual unit to reflect the asset's maintenance status relative to the next overhaul. In most cases, the half-life value of an asset assumes its physical condition is average and its maintenance time is at mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be).

     SH&E half-life values are determined on an annual basis by reviewing recent past sales, aircraft and engine availability trends, technological aspects, environmental constraints and maintenance requirements.

  Base Value Definition

     The Base Value ("BV") is the appraiser's opinion of the underlying economic value of an asset in an open, unrestricted and stable market environment with a reasonable balance of supply and demand, and also assumes full considerations of its "highest and best use". An asset's BV is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

SH&E                                                    Southwest Airlines, Inc.

                                                                October 16, 2001
                                                                         Page  2

     Since BV pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Since BV is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values and lease rates.

ASSUMPTIONS

     SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft transactions. Specific assumptions include the following:

     - SH&E did not perform a physical inspection of the Subject Aircraft and has assumed them to be in a condition similar to equipment of comparable age and type.

     - SH&E did not review the Subject Aircraft maintenance records and assumed them to be complete and accurate.

     SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

CONSIDERATIONS

     It must be noted that the values provided herein are SH&E's opinion as to values prior to the terrorist activity of September 11, 2001. SH&E has not forecast what impact, if any, this terrorist activity may have on the general and international economy or upon aircraft values as a result of such economic changes.

QUALIFICATIONS

     Founded in 1963 and with offices in New York, Boston, Washington, London and Amsterdam, SH&E is the world's largest consulting firm specializing in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines of the industry and the firm has provided appraisal, consulting, strategic planning and technical services to airlines, leasing companies, government agencies, airframe and engine manufacturers, and financial institutions.

     A related service that SH&E offers its clients is Asset Management. Over the last few years, SH&E has been the principal Asset Manager responsible for the recovery and subsequent re-marketing of a number of individual aircraft and some significant portfolios. In addition, we have been the advisors and re-marketing agents to Bank of New York, NationsCredit, NationsBank, Greyrock Capital, Potomac, Concorde, Integrated Resources and the First Fidelity Trust. In the course of those and other similar assignments we have sold, leased or parted-out over 150 aircraft, a like number of engines and approximately $30 million worth of spare parts.

     In addition to the above aircraft valuations, SH&E annually values in excess of $1 billion worth of aircraft spare parts and spare engines. We have developed a statistically based methodology for the appraisal of spare parts that provides accurate valuations with known confidence levels. SH&E has also valued a number of portfolios of ground equipment, the valuations of which have been assisted by our recent acquisition, on behalf of a client, of sufficient ground equipment for the start-up of an eight aircraft airline.

SH&E                                                    Southwest Airlines, Inc.

                                                                October 16, 2001
                                                                         Page  3

     This active participation in the market place provides SH&E with practical and first hand knowledge of aircraft values and lease rates. SH&E annually appraises aviation equipment worth over $10 billion. The major U.S. bond rating agencies have used SH&E's Residual Value model to validate their own depreciation schedules.

LIMITATIONS

     The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. Although they are prepared for the exclusive use of the addressee, the addressee may provide this report to third parties without SH&E's written consent.

     SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report. In accepting this report the Client agrees to indemnify and hold SH&E harmless against all losses, claims and costs arising as a result of this report except when attributable to SH&E's negligence or willful misconduct.

     This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.

Yours sincerely,

/s/ CLIVE G. MEDLAND, FRAES

Clive G. Medland, FRAeS
Vice President
Senior Appraiser
International Society of Transport Aircraft Trading

                                                                      Appendix A

                   SOUTHWEST AIRLINES 2001-1 COLLATERAL POOL

 REG.     MODEL     MSN    DELIVERY DATE     BV
 ----    -------   -----   -------------   -------
N700GS   737-7H4   27835    17-Dec-97      $ 29.00
N701GS   737-7H4   27836    19-Dec-97      $ 29.00
N703SW   737-7H4   27837    31-Dec-97      $ 29.00
N706SW   737-7H4   27840    31-May-98      $ 29.92
N712SW   737-7H4   27846    31-May-98      $ 29.92
N798SW   737-7AD   28436    13-May-98      $ 29.92
N713SW   737-7H4   27847    8-Jun-98       $ 30.10
N714CB   737-7H4   27848    19-Jun-98      $ 30.10
N715SW   737-7H4   27849    30-Jun-98      $ 30.10
N716SW   737-7H4   27850    30-Jun-98      $ 30.10
N719SW   737-7H4   27853    5-Aug-98       $ 30.47
N720WN   737-7H4   27854    30-Sep-98      $ 30.65
N707SA   737-7H4   27841    30-Oct-98      $ 30.83
N742SW   737-7H4   29278    28-Dec-98      $ 31.20
N726SW   737-7H4   27858    25-Feb-99      $ 31.57
N745SW   737-7H4   29491    31-Mar-99      $ 31.75
N727SA   737-7H4   27859    20-May-99      $ 32.12
N728SW   737-7H4   27860    19-May-99      $ 32.12
N729SW   737-7H4   27861    24-May-99      $ 32.12
N770SA   737-7H4   30589    28-Jun-00      $ 34.60
N772SW   737-7H4   27880    6-Jul-00       $ 34.78
N782SA   737-7H4   29808    29-Sep-00      $ 35.15
N789SW   737-7H4   29816    19-Nov-00      $ 35.52
N791SW   737-7H4   27886    26-Dec-00      $ 35.70
N400WN   737-7H4   27891    28-Mar-01      $ 36.43
N797MX   737-7H4   27890    23-Mar-01      $ 36.43
N403WN   737-7H4   29815    16-Apr-01      $ 36.62
N405WN   737-7H4   27893    28-Jun-01      $ 36.80
N406WN   737-7H4   27894    28-Jun-01      $ 36.80
                             Totals:       $938.82

NOTE:
IT MUST BE NOTED THAT THE VALUES PROVIDED HEREIN ARE SH&E'S OPINION AS TO VALUES PRIOR TO THE TERRORIST ACTIVITY OF SEPTEMBER 11, 2001. SH&E HAS NOT FORECAST WHAT IMPACT, IF ANY, THIS TERRORIST ACTIVITY MAY HAVE ON THE GENERAL AND INTERNATIONAL ECONOMY OR UPON AIRCRAFT VALUES AS A RESULT OF SUCH ECONOMIC CHANGES.

                                                                      Appendix B

                               SOUTHWEST AIRLINES
                                 BOEING 737-700
                             SPECIFICATION SUMMARY

SEATING CAPACITY

     137 Economy Class

ENGINES

     CFM International CFM56-7 -- 22,700 lbs. thrust

WEIGHTS

     Maximum Takeoff = 153,000 pounds

     Maximum Landing = 128,000 pounds

SIGNIFICANT OPTIONS

     Passenger Preference Items

     - BE Aerospace Innovator II seats

     - 2 Lavatories, with vacuum flush

     - On-board wheelchair

     - Defibrillators

     - Independent Control & Passenger Cabin Temperature Control Systems

     - Gaspher Fan Enhanced Environmental Control System

                               OPERATIONAL ITEMS

     - Category IIIA with Heads-up Guidance System

     - Digital VHF Radios

     - Onboard data acquisition system

     - Water/Waste freeze protection

     - Enhanced Ground Proximity Warning System equipped

     - Quantum Line Avionics Suite equipped

     - Maximum Range of 3,752 miles

                               FLIGHT CREW ITEMS

     - Total of 3 Flight Attendants

               APPENDIX III -- EQUIPMENT NOTE PRINCIPAL PAYMENTS

                           SERIES A-1 EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATES          N700GS             N701GS          N703SW          N706SW          N712SW          N798SW
------------------          -------------   -------------   -------------   -------------   -------------   -------------
May 1, 2002...............  $  337,751.12   $  337,750.74   $  337,750.74   $  936,906.21   $  936,906.21   $  936,906.21
November 1, 2002..........     588,555.80      588,555.80      588,555.80            0.00            0.00            0.00
May 1, 2003...............           0.00            0.00            0.00      594,598.96      594,598.96      594,598.96
November 1, 2003..........     588,555.81      588,555.81      588,555.81            0.00            0.00            0.00
May 1, 2004...............           0.00            0.00            0.00      594,598.96      594,598.96      594,598.96
November 1, 2004..........     588,555.80      588,555.80      588,555.80            0.00            0.00            0.00
May 1, 2005...............           0.00            0.00            0.00      675,236.09      675,236.09      675,236.09
November 1, 2005..........     669,590.14      669,590.14      669,590.14            0.00            0.00            0.00
May 1, 2006                 1,744,144.44..   1,744,144.44    1,744,144.44    2,288,576.39    2,288,576.39    2,288,576.39

REGULAR
DISTRIBUTION DATES             N713SW          N714CB          N715SW
------------------          -------------   -------------   -------------
May 1, 2002...............  $  938,465.12   $  938,465.12   $  938,465.12
November 1, 2002..........           0.00            0.00            0.00
May 1, 2003...............     595,588.31      595,588.31      595,588.31
November 1, 2003..........           0.00            0.00            0.00
May 1, 2004...............     595,588.31      595,588.31      595,588.31
November 1, 2004..........           0.00            0.00            0.00
May 1, 2005...............     676,359.61      676,359.61      676,359.61
November 1, 2005..........           0.00            0.00            0.00
May 1, 2006                  2,292,384.34    2,292,384.34    2,292,384.34

REGULAR
DISTRIBUTION DATES           N716SW             N719SW          N720WN          N707SA          N742SW          N726SW
------------------           -------------   -------------   -------------   -------------   -------------   -------------
May 1, 2002................  $  938,465.12   $  344,585.50   $  345,155.06   $  345,724.62   $  346,863.75   $  956,179.90
November 1, 2002...........           0.00      598,556.36      599,545.71      600,535.06      602,513.75            0.00
May 1, 2003................     595,588.31            0.00            0.00            0.00            0.00      606,126.60
November 1, 2003...........           0.00      598,556.36      599,545.70      600,535.05      602,513.76            0.00
May 1, 2004................     595,588.31            0.00            0.00            0.00            0.00      606,126.59
November 1, 2004...........           0.00      598,556.35      599,545.71      600,535.06      602,513.75            0.00
May 1, 2005................     676,359.61            0.00            0.00            0.00            0.00      687,074.00
November 1, 2005...........           0.00      679,730.18      680,853.70      681,977.23      684,224.26            0.00
May 1, 2006................   2,292,384.34    1,781,917.75    1,784,863.07    1,787,808.38    1,793,699.03    2,341,185.86

REGULAR
DISTRIBUTION DATES              N745SW          N727SA          N728SW
------------------           -------------   -------------   -------------
May 1, 2002................  $  961,780.69   $  972,671.13   $  972,671.13
November 1, 2002...........           0.00            0.00            0.00
May 1, 2003................     609,676.97      616,580.45      616,580.45
November 1, 2003...........           0.00            0.00            0.00
May 1, 2004................     609,676.96      616,580.46      616,580.46
November 1, 2004...........           0.00            0.00            0.00
May 1, 2005................     691,098.51      698,923.95      698,923.95
November 1, 2005...........           0.00            0.00            0.00
May 1, 2006................   2,354,899.28    2,381,564.27    2,381,564.27

REGULAR
DISTRIBUTION DATES          N729SW             N770SA          N772SW          N782SA          N789SW          N791SW
------------------          -------------   -------------   -------------   -------------   -------------   -------------
May 1, 2002...............  $  972,671.13   $1,027,860.63   $1,033,450.20   $  383,087.94   $  387,074.88   $  389,011.40
November 1, 2002..........           0.00            0.00            0.00      661,230.88      668,112.55      671,455.08
May 1, 2003...............     616,580.45      650,810.05      654,349.20            0.00            0.00            0.00
November 1, 2003..........           0.00            0.00            0.00      661,230.87      668,112.56      671,455.09
May 1, 2004...............     616,580.46      650,810.05      654,349.20            0.00            0.00            0.00
November 1, 2004..........           0.00            0.00            0.00      661,230.88      668,112.55      671,455.08
May 1, 2005...............     698,923.95      736,379.41      740,383.89            0.00            0.00            0.00
November 1, 2005..........           0.00            0.00            0.00      748,170.39      755,956.88      759,738.88
May 1, 2006...............   2,381,564.27    2,522,625.07    2,536,343.26    1,986,480.24    2,007,154.28    2,017,195.96

REGULAR
DISTRIBUTION DATES             N400WN          N797MX          N403WN
------------------          -------------   -------------   -------------
May 1, 2002...............  $1,077,256.06   $1,077,256.06   $1,081,181.62
November 1, 2002..........           0.00            0.00            0.00
May 1, 2003...............     681,296.00      681,296.00      683,778.67
November 1, 2003..........           0.00            0.00            0.00
May 1, 2004...............     681,296.00      681,296.00      683,778.67
November 1, 2004..........           0.00            0.00            0.00
May 1, 2005...............     769,465.22      769,465.22      772,269.17
November 1, 2005..........           0.00            0.00            0.00
May 1, 2006...............   2,650,054.79    2,650,054.79    2,659,711.69

REGULAR
DISTRIBUTION DATES          N405WN             N406WN
------------------          -------------   -------------
May 1, 2002...............  $1,084,590.66   $1,084,590.66
November 1, 2002..........           0.00            0.00
May 1, 2003...............     685,934.67      685,934.67
November 1, 2003..........           0.00            0.00
May 1, 2004...............     685,934.67      685,934.67
November 1, 2004..........           0.00            0.00
May 1, 2005...............     774,704.19      774,704.19
November 1, 2005..........           0.00            0.00
May 1, 2006...............   2,668,097.93    2,668,097.93

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                           SERIES A-2 EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATES         N700GS           N701GS           N703SW           N706SW           N712SW           N798SW
------------------     --------------   --------------   --------------   --------------   --------------   --------------
May 1, 2002..........  $         0.00   $         0.00   $         0.00   $         0.00   $         0.00   $         0.00
November 1, 2002.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2003..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2003.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2004..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2004.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2005..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2005.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2006..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2006.....   12,424,597.58    12,424,598.01    12,424,598.01    12,080,390.64    12,080,390.64    12,080,390.64
REGULAR
DISTRIBUTION DATES         N713SW           N714CB           N715SW
------------------     --------------   --------------   --------------
May 1, 2002..........  $         0.00   $         0.00   $         0.00
November 1, 2002.....            0.00             0.00             0.00
May 1, 2003..........            0.00             0.00             0.00
November 1, 2003.....            0.00             0.00             0.00
May 1, 2004..........            0.00             0.00             0.00
November 1, 2004.....            0.00             0.00             0.00
May 1, 2005..........            0.00             0.00             0.00
November 1, 2005.....            0.00             0.00             0.00
May 1, 2006..........            0.00             0.00             0.00
November 1, 2006.....   12,100,491.12    12,100,491.12    12,100,491.12

REGULAR
DISTRIBUTION DATES         N716SW           N719SW           N720WN           N707SA           N742SW           N726SW
---------------------  --------------   --------------   --------------   --------------   --------------   --------------
May 1, 2002..........  $         0.00   $         0.00   $         0.00   $         0.00   $         0.00   $         0.00
November 1, 2002.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2003..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2003.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2004..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2004.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2005..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2005.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2006..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2006.....   12,100,491.12    12,682,683.00    12,703,646.11    12,724,609.22    12,766,535.45    12,362,160.35
REGULAR
DISTRIBUTION DATES         N745SW           N727SA           N728SW
---------------------  --------------   --------------   --------------
May 1, 2002..........  $         0.00   $         0.00   $         0.00
November 1, 2002.....            0.00             0.00             0.00
May 1, 2003..........            0.00             0.00             0.00
November 1, 2003.....            0.00             0.00             0.00
May 1, 2004..........            0.00             0.00             0.00
November 1, 2004.....            0.00             0.00             0.00
May 1, 2005..........            0.00             0.00             0.00
November 1, 2005.....            0.00             0.00             0.00
May 1, 2006..........            0.00             0.00             0.00
November 1, 2006.....   12,434,571.32    12,575,370.41    12,575,370.41

REGULAR
DISTRIBUTION DATES         N729SW           N770SA           N772SW           N782SA           N789SW           N791SW
------------------     --------------   --------------   --------------   --------------   --------------   --------------
May 1, 2002..........  $         0.00   $         0.00   $         0.00   $         0.00   $         0.00   $         0.00
November 1, 2002.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2003..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2003.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2004..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2004.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2005..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2005.....            0.00             0.00             0.00             0.00             0.00             0.00
May 1, 2006..........            0.00             0.00             0.00             0.00             0.00             0.00
November 1, 2006.....   12,575,370.41    13,324,565.37    13,397,025.25    14,114,456.74    14,261,351.18    14,332,699.91
REGULAR
DISTRIBUTION DATES         N400WN           N797MX           N403WN
------------------     --------------   --------------   --------------
May 1, 2002..........  $         0.00   $         0.00   $         0.00
November 1, 2002.....            0.00             0.00             0.00
May 1, 2003..........            0.00             0.00             0.00
November 1, 2003.....            0.00             0.00             0.00
May 1, 2004..........            0.00             0.00             0.00
November 1, 2004.....            0.00             0.00             0.00
May 1, 2005..........            0.00             0.00             0.00
November 1, 2005.....            0.00             0.00             0.00
May 1, 2006..........            0.00             0.00             0.00
November 1, 2006.....   14,002,191.99    14,002,191.99    14,053,216.47

REGULAR
DISTRIBUTION DATES         N405WN           N406WN
------------------     --------------   --------------
May 1, 2002..........  $         0.00   $         0.00
November 1, 2002.....            0.00             0.00
May 1, 2003..........            0.00             0.00
November 1, 2003.....            0.00             0.00
May 1, 2004..........            0.00             0.00
November 1, 2004.....            0.00             0.00
May 1, 2005..........            0.00             0.00
November 1, 2005.....            0.00             0.00
May 1, 2006..........            0.00             0.00
November 1, 2006.....   14,097,527.21    14,097,527.21

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                            SERIES B EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATES             N700GS          N701GS          N703SW          N706SW          N712SW          N798SW
------------------          -------------   -------------   -------------   -------------   -------------   -------------
May 1, 2002...............  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 1, 2002..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2003...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2003..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2004...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2004..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2005...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2005..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2006...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2006..........   2,880,097.46    2,880,097.64    2,880,097.64    2,918,952.23    2,918,952.23    2,918,952.23
REGULAR
DISTRIBUTION DATES             N713SW          N714CB          N715SW
------------------          -------------   -------------   -------------
May 1, 2002...............  $        0.00   $        0.00   $        0.00
November 1, 2002..........           0.00            0.00            0.00
May 1, 2003...............           0.00            0.00            0.00
November 1, 2003..........           0.00            0.00            0.00
May 1, 2004...............           0.00            0.00            0.00
November 1, 2004..........           0.00            0.00            0.00
May 1, 2005...............           0.00            0.00            0.00
November 1, 2005..........           0.00            0.00            0.00
May 1, 2006...............           0.00            0.00            0.00
November 1, 2006..........   2,923,809.06    2,923,809.06    2,923,809.06

REGULAR
DISTRIBUTION DATES             N716SW          N719SW          N720WN          N707SA          N742SW          N726SW
------------------          -------------   -------------   -------------   -------------   -------------   -------------
May 1, 2002...............  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 1, 2002..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2003...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2003..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2004...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2004..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2005...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2005..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2006...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2006..........   2,923,809.06    2,938,379.54    2,943,236.37    2,948,093.20    2,957,806.84    2,985,005.07
REGULAR
DISTRIBUTION DATES             N745SW          N727SA          N728SW
------------------          -------------   -------------   -------------
May 1, 2002...............  $        0.00   $        0.00   $        0.00
November 1, 2002..........           0.00            0.00            0.00
May 1, 2003...............           0.00            0.00            0.00
November 1, 2003..........           0.00            0.00            0.00
May 1, 2004...............           0.00            0.00            0.00
November 1, 2004..........           0.00            0.00            0.00
May 1, 2005...............           0.00            0.00            0.00
November 1, 2005..........           0.00            0.00            0.00
May 1, 2006...............           0.00            0.00            0.00
November 1, 2006..........   3,002,489.64    3,036,487.42    3,036,487.42

REGULAR
DISTRIBUTION DATES             N729SW          N770SA          N772SW          N782SA          N789SW          N791SW
------------------          -------------   -------------   -------------   -------------   -------------   -------------
May 1, 2002...............  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 1, 2002..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2003...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2003..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2004...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2004..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2005...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2005..........           0.00            0.00            0.00            0.00            0.00            0.00
May 1, 2006...............           0.00            0.00            0.00            0.00            0.00            0.00
November 1, 2006..........   3,036,487.42    3,215,218.60    3,232,703.18    3,266,700.96    3,300,698.74    3,317,211.94
REGULAR
DISTRIBUTION DATES             N400WN          N797MX          N403WN
------------------          -------------   -------------   -------------
May 1, 2002...............  $        0.00   $        0.00   $        0.00
November 1, 2002..........           0.00            0.00            0.00
May 1, 2003...............           0.00            0.00            0.00
November 1, 2003..........           0.00            0.00            0.00
May 1, 2004...............           0.00            0.00            0.00
November 1, 2004..........           0.00            0.00            0.00
May 1, 2005...............           0.00            0.00            0.00
November 1, 2005..........           0.00            0.00            0.00
May 1, 2006...............           0.00            0.00            0.00
November 1, 2006..........   3,376,465.22    3,376,465.22    3,388,769.17

REGULAR
DISTRIBUTION DATES             N405WN          N406WN
------------------          -------------   -------------
May 1, 2002...............  $        0.00   $        0.00
November 1, 2002..........           0.00            0.00
May 1, 2003...............           0.00            0.00
November 1, 2003..........           0.00            0.00
May 1, 2004...............           0.00            0.00
November 1, 2004..........           0.00            0.00
May 1, 2005...............           0.00            0.00
November 1, 2005..........           0.00            0.00
May 1, 2006...............           0.00            0.00
November 1, 2006..........   3,399,454.19    3,399,454.19

             APPENDIX IV -- LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                             N700GS                                         N701GS
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $19.82          $31.89          62.2%          $19.82          $31.89          62.2%
November 1, 2002........       18.90           30.81          61.3%           18.90           30.81          61.3%
November 1, 2003........       18.31           29.72          61.6%           18.31           29.72          61.6%
November 1, 2004........       17.72           28.63          61.9%           17.72           28.63          61.9%
November 1, 2005........       17.05           27.54          61.9%           17.05           27.54          61.9%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N703SW                                         N706SW
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $19.82          $31.89          62.2%          $20.09          $32.45          61.9%
November 1, 2002........       18.90           30.81          61.3%           19.15           31.38          61.0%
November 1, 2003........       18.31           29.72          61.6%           18.56           30.31          61.2%
November 1, 2004........       17.72           28.63          61.9%           17.96           29.24          61.4%
November 1, 2005........       17.05           27.54          61.9%           17.29           28.17          61.4%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N712SW                                         N798SW
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $20.09          $32.45          61.9%          $20.09          $32.45          61.9%
November 1, 2002........       19.15           31.38          61.0%           19.15           31.38          61.0%
November 1, 2003........       18.56           30.31          61.2%           18.56           30.31          61.2%
November 1, 2004........       17.96           29.24          61.4%           17.96           29.24          61.4%
November 1, 2005........       17.29           28.17          61.4%           17.29           28.17          61.4%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N713SW                                         N714CB
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $20.12          $32.56          61.8%          $20.12          $32.56          61.8%
November 1, 2002........       19.18           31.49          60.9%           19.18           31.49          60.9%
November 1, 2003........       18.59           30.41          61.1%           18.59           30.41          61.1%
November 1, 2004........       17.99           29.34          61.3%           17.99           29.34          61.3%
November 1, 2005........       17.32           28.27          61.3%           17.32           28.27          61.3%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N715SW                                         N716SW
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $20.12          $32.56          61.8%          $20.12          $32.56          61.8%
November 1, 2002........       19.18           31.49          60.9%           19.18           31.49          60.9%
November 1, 2003........       18.59           30.41          61.1%           18.59           30.41          61.1%
November 1, 2004........       17.99           29.34          61.3%           17.99           29.34          61.3%
November 1, 2005........       17.32           28.27          61.3%           17.32           28.27          61.3%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N719SW                                         N720WN
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $20.22          $32.83          61.6%          $20.26          $32.95          61.5%
November 1, 2002........       19.28           31.74          60.7%           19.31           31.86          60.6%
November 1, 2003........       18.68           30.66          60.9%           18.71           30.78          60.8%
November 1, 2004........       18.08           29.58          61.1%           18.11           29.69          61.0%
November 1, 2005........       17.40           28.50          61.1%           17.43           28.60          60.9%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N707SA                                         N742SW
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $20.29          $33.07          61.3%          $20.36          $33.34          61.1%
November 1, 2002........       19.34           31.98          60.5%           19.41           32.24          60.2%
November 1, 2003........       18.74           30.89          60.7%           18.80           31.14          60.4%
November 1, 2004........       18.14           29.80          60.9%           18.20           30.04          60.6%
November 1, 2005........       17.46           28.71          60.8%           17.52           28.94          60.5%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N726SW                                         N745SW
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $20.54          $33.61          61.1%          $20.66          $33.73          61.3%
November 1, 2002........       19.59           32.53          60.2%           19.70           32.66          60.3%
November 1, 2003........       18.98           31.46          60.3%           19.09           31.58          60.5%
November 1, 2004........       18.38           30.39          60.5%           18.48           30.50          60.6%
November 1, 2005........       17.69           29.32          60.3%           17.79           29.43          60.5%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N727SA                                         N728SW
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $20.90          $34.00          61.5%          $20.90          $34.00          61.5%
November 1, 2002........       19.93           32.92          60.5%           19.93           32.92          60.5%
November 1, 2003........       19.31           31.83          60.7%           19.31           31.83          60.7%
November 1, 2004........       18.69           30.75          60.8%           18.69           30.75          60.8%
November 1, 2005........       17.99           29.66          60.7%           17.99           29.66          60.7%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N729SW                                         N770SA
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $20.90          $34.00          61.5%          $22.13          $35.78          61.8%
November 1, 2002........       19.93           32.92          60.5%           21.10           34.68          60.8%
November 1, 2003........       19.31           31.83          60.7%           20.45           33.57          60.9%
November 1, 2004........       18.69           30.75          60.8%           19.80           32.46          61.0%
November 1, 2005........       17.99           29.66          60.7%           19.06           31.36          60.8%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N772SW                                         N782SA
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $22.25          $35.92          61.9%          $22.48          $36.15          62.2%
November 1, 2002........       21.22           34.81          60.9%           21.44           35.03          61.2%
November 1, 2003........       20.56           33.70          61.0%           20.78           33.91          61.3%
November 1, 2004........       19.91           32.59          61.1%           20.12           32.80          61.3%
November 1, 2005........       19.17           31.48          60.9%           19.37           31.68          61.1%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N789SW                                         N791SW
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $22.72          $36.30          62.6%          $22.83          $36.35          62.8%
November 1, 2002........       21.66           35.18          61.6%           21.77           35.23          61.8%
November 1, 2003........       20.99           34.05          61.6%           21.10           34.10          61.9%
November 1, 2004........       20.33           32.93          61.7%           20.43           32.98          61.9%
November 1, 2005........       19.57           31.81          61.5%           19.67           31.85          61.7%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N400WN                                         N797MX
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $23.24          $36.50          63.7%          $23.24          $36.50          63.7%
November 1, 2002........       22.16           35.41          62.6%           22.16           35.41          62.6%
November 1, 2003........       21.48           34.31          62.6%           21.48           34.31          62.6%
November 1, 2004........       20.80           33.22          62.6%           20.80           33.22          62.6%
November 1, 2005........       20.03           32.12          62.4%           20.03           32.12          62.4%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                             N403WN                                         N405WN
                          --------------------------------------------   --------------------------------------------
                          EQUIPMENT NOTE      ASSUMED        LOAN TO     EQUIPMENT NOTE      ASSUMED        LOAN TO
                           OUTSTANDING       AIRCRAFT       AIRCRAFT      OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                         BALANCE           VALUE       VALUE RATIO      BALANCE           VALUE       VALUE RATIO
----                      --------------   -------------   -----------   --------------   -------------   -----------
                          (IN MILLIONS)    (IN MILLIONS)                 (IN MILLIONS)    (IN MILLIONS)
October   , 2001........      $23.32          $36.62          63.7%          $23.40          $36.80          63.6%
November 1, 2002........       22.24           35.52          62.6%           22.31           35.70          62.5%
November 1, 2003........       21.56           34.42          62.6%           21.63           34.59          62.5%
November 1, 2004........       20.87           33.32          62.6%           20.94           33.49          62.5%
November 1, 2005........       20.10           32.23          62.4%           20.17           32.38          62.3%
November 1, 2006........        0.00              --            NA             0.00              --            NA

                                                                                N406WN
                                                             --------------------------------------------
                                                             EQUIPMENT NOTE      ASSUMED        LOAN TO
                                                              OUTSTANDING       AIRCRAFT       AIRCRAFT
DATE                                                            BALANCE           VALUE       VALUE RATIO
----                                                         --------------   -------------   -----------
                                                             (IN MILLIONS)    (IN MILLIONS)
October   , 2001...........................................      $23.40          $36.80          63.6%
November 1, 2002...........................................       22.31           35.70          62.5%
November 1, 2003...........................................       21.63           34.59          62.5%
November 1, 2004...........................................       20.94           33.49          62.5%
November 1, 2005...........................................       20.17           32.38          62.3%
November 1, 2006...........................................        0.00              --            NA

                                   PROSPECTUS
                             SOUTHWEST AIRLINES CO.
                           PASS THROUGH CERTIFICATES
                             ---------------------

     This prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by Southwest Airlines Co.

                               THE CERTIFICATES:

     - Will be issued in one or more series with distribution rates and distribution dates specified in the prospectus supplement;

     - Will represent interests in the relevant Pass Through Trust only and will be repaid only from the assets of that Trust, and will not represent obligations of, or be guaranteed by, Southwest;

     - May have one or more forms of liquidity enhancement; and

     - Will be issued in registered form and may be issued in accordance with a book-entry system.

     The aggregate public offering price of the Certificates will not exceed $1,000,000,000.

                            EACH PASS THROUGH TRUST:

     - Will issue one or more series of Certificates;

     - Will use the proceeds of each series of Certificates to purchase Equipment Notes of one or more series, each with an interest rate equal to the rate on the related series of Certificates and with a maturity date on or prior to the final distribution date for the related series of Certificates; and

     - Will pass through principal and interest paid on the Equipment Notes that it owns, subject to any applicable subordination provisions.

                              THE EQUIPMENT NOTES:

     - Will be issued in series;

     - Will be issued either in connection with sale/leaseback transactions relating to aircraft leased to us, or to finance or refinance all or a portion of the cost of aircraft owned by us or to raise funds for general corporate purposes;

     - If issued in connection with leased aircraft, will not be our obligations and will not be guaranteed by us, but amounts due from us under the relevant lease will be sufficient to make all payments required under those Equipment Notes; and

     - Will be secured by the aircraft specified in the prospectus supplement and, in the case of any leased aircraft, by the interest of lessor in that lease.

     This prospectus is accompanied by a prospectus supplement which includes additional information as to the particular series of Certificates being sold and the underlying Equipment Notes. Sales of Certificates may not be consummated without both this prospectus and a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                The date of this prospectus is October 15, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................  (i)
Southwest Airlines Co.......................................    1
Summary.....................................................    1
Use of Proceeds.............................................    3
Ratios of Earnings to Fixed Charges.........................    4
Description of the Certificates.............................    4
Description of the Equipment Notes..........................   18
Certain United States Federal Income Tax Consequences.......   22
ERISA Considerations........................................   25
Plan of Distribution........................................   25
Validity of the Certificates................................   27
Experts.....................................................   27
Where You Can Find More Information.........................   27

                             ---------------------

     You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to in this prospectus or any prospectus supplement. Southwest has not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. Southwest is offering to sell the pass through certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the pass through certificates.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Southwest filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, the Certificates described in this prospectus may be sold in one or more offerings up to a total offering amount of $1,000,000,000. This prospectus provides you with a general description of the Certificates that may be offered.

     Each time Certificates are sold, Southwest will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information."

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

     In this prospectus, references to "Southwest," "we," "us" and "our" mean Southwest Airlines Co.

                                       (i)

                             SOUTHWEST AIRLINES CO.

     Southwest Airlines Co. is a major domestic airline which provides single class air transportation characterized by frequent, high quality service at affordable prices. Our service primarily appeals to the business commuter as well as the leisure traveler. Southwest Airlines began serving Customers in 1971 with three Boeing 737 aircraft serving three cities. As of September 30, 2001, Southwest operated 358 Boeing 737 aircraft and provided service to 58 airports in 57 cities in 29 states throughout the United States. Please refer to the Section "Where You Can Find More Information" to learn more about Southwest Airlines.

     Our principal executive offices are located at 2702 Love Field Drive, P.O. Box 36611, Dallas, Texas 75235, and our telephone number is (214) 792-4000. Southwest is incorporated under the laws of the State of Texas.

                                    SUMMARY

CERTIFICATES

     Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as "certificates" and refer to the holder of a pass through certificate as a "certificateholder."

     The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

     The property that will be held by each pass through trust will include equipment notes secured by aircraft that we own or lease. Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

     If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.

     We may offer and sell up to $1,000,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates.

PASS THROUGH TRUSTS

     We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee.

     Unless otherwise stated in a prospectus supplement, Wilmington Trust Company will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.

     Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the "Basic Agreement," and a supplement to that basic agreement, which we refer to as a "pass through trust supplement."

     When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, typically referred to as "note purchase agreements" or "participation agreements" under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as "equipment notes."

     Under the applicable note purchase agreement or participation agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

     - identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

     - identical priority of payment relative to each of the other equipment notes held for such pass through trust.

     If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

EQUIPMENT NOTES

     The equipment notes owned by a pass through trust may consist of any combination of:

     - Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as "leased aircraft notes."

     - Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as "owned aircraft notes."

     Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or "leveraged," through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

     The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a "leased aircraft indenture." The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

     In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to a loan trustee as security for the owner trustee's obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.

     Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.

     Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an "owned aircraft indenture." Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the "indentures." The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

     Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

                                USE OF PROCEEDS

     The trustee will use the proceeds of the certificates for the purchase of one or more equipment notes. Except as set forth in a prospectus supplement for a specific offering of certificates, the equipment notes will be issued:

     - To finance the purchase of aircraft by us, or to refinance any debt previously issued by us in connection with our purchase of aircraft;

     - To finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee of aircraft; and

     - To provide us with funds for general corporate purposes.

     General corporate purposes of Southwest may include, among other possible uses, the repayment of short-term or long-term indebtedness and capital expenditures.

     To the extent that the proceeds of any offering of certificates are not used to purchase equipment notes on the date of issuance of those certificates, the relevant proceeds will be held for the benefit of those certificateholders. If those proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, they will be returned to the applicable certificateholders. See "Description of Certificates -- Delayed Purchase of Equipment Notes" for a description of the procedure for delayed purchase of equipment notes.

     The prospectus supplement with respect to any offering of certificates will provide additional details with respect to the use of proceeds of those certificates, and with respect to the use of proceeds of any equipment notes to be purchased by the Trust.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Southwest for the periods indicated:

SIX MONTHS ENDED
    JUNE 30,            YEAR ENDED DECEMBER 31,
-----------------   --------------------------------
 2000      2001     1996   1997   1998   1999   2000
-------   -------   ----   ----   ----   ----   ----
5.56..     5.77     2.73   3.50   4.58   5.01   5.97

     Earnings represent:

     - Income before income taxes, excluding the cumulative effect of accounting changes; plus

     - Fixed charges, excluding capitalized interest.

     Fixed charges include:

     - Interest, whether expensed or capitalized; and

     - A portion of rental expense. Management of Southwest believes this is representative of the interest factor in those periods.

                        DESCRIPTION OF THE CERTIFICATES

     The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

     Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by a supplement as a "pass through trust agreement." The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.

GENERAL

     Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

     Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

     Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Southwest, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.

     The property of each pass through trust for which a series of certificates will be issued will include:

     - the equipment notes held for the pass through trust;

     - all monies at any time paid under the equipment notes held for the pass through trust;

     - the rights of such pass through trust to acquire equipment notes;

     - funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

     - if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement among the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.

     Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.

     Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

     Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.

     Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

     We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

     An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.

     Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

     We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

     - the specific designation, title and amount of the certificates;

     - amounts payable on and distribution dates for the certificates;

     - the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

     - a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

      - the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

      - the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

      - any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

     - a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

     - a description of the note purchase agreement or participation agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

     - a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

     - a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

     - if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

     - if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

      - the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

      - any limitations on the exercise of remedies with respect to the leased aircraft notes;

     - if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

     - if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

     - a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of equipment notes;

     - a description of any cross-default provisions in the indentures;

     - a description of any cross-collateralization provisions in the indentures;

     - a description of any agreement among the holders of equipment notes and any liquidity provider governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

     - a description of any liquidity facility or other credit enhancement relating to the certificates;

     - if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

     - any other special terms pertaining to the certificates.

     The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

BOOK-ENTRY REGISTRATION

     General. If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

     Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under "-- Physical Certificates." For convenience, we refer to such purchasers as "certificate owners." Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

     - a person that is registered as a "clearing agency" under the federal securities laws;

     - a federal reserve bank; or

     - any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

     A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, are indirect participants in the DTC system.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificate owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be.

     Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC participant will forward payments to its indirect DTC participants in accordance with standing instructions and customary industry practices. DTC participants and indirect DTC participants will be responsible for forwarding distributions to certificate owners for whom they act. Accordingly, although certificate owners will not possess physical certificates, DTC's rules provide a mechanism by which certificate owners will receive payments on the certificates and will be able to transfer their interests.

     Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificate owners will be permitted to exercise their rights under the pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

     A certificate owner's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

     Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

     The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

     Same-Day Settlement and Payment. As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.

     Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

     Physical Certificates. Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

     - we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

     - we elect to terminate the book-entry system through DTC; or

     - after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners' best interest.

     Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.

     After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

     Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

PAYMENTS AND DISTRIBUTIONS

     Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

     - Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

     - Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

     If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.

POOL FACTORS

     Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

     Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.

     The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.

     The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.

REPORTS TO CERTIFICATEHOLDERS

     The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

     - the amount of the distribution allocable to principal and the amount allocable to premium, if any;

     - the amount of the distribution allocable to interest; and

     - the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

     As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.

     After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.

     If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

VOTING OF EQUIPMENT NOTES

     A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

     - the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

     - the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

     - if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

     If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

     Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in a default under any particular indenture will not necessarily result in an a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under the indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

     As described below under "-- Cross-Subordination Issues," a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.

     The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.

     The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

     In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.

     Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

     The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

     The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

     The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

     - is validly existing under the laws of the United States or any of its states;

     - is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the "Transportation Code," holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

     - expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.

     In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

     - to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

     - to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements;

     - to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

     - to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

     - to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

     - to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

     - to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

     - to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

     No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust;

     - change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

     - permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

     - reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

     - modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

     - alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust; or

     - adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the pass through trustee's obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.

CROSS-SUBORDINATION ISSUES

     The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the "cross-subordination" provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

     - grant waivers of defaults under any applicable indenture;

     - consent to the amendment or modification of any applicable indenture; or

     - direct the exercise of remedial actions under any applicable indenture.

TERMINATION OF THE PASS THROUGH TRUSTS

     Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of the liquidity facility may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders' as specified in the related prospectus supplement.

THE PASS THROUGH TRUSTEE

     Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust Company. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.

     The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.

     The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.

     To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

GENERAL

     The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.

     The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft. We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.

SECURITY

     The leased aircraft notes will be secured by:

     - an assignment by the related owner trustee to the related loan trustee of the owner trustee's rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

     - a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.

     Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease." Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

     - rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

     - insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

     - insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

     - any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.

     We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft, referred to as the "Convention," provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which the security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized. Consequently, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease. The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

     In the case of Chapter 11 bankruptcy proceedings involving a holder of "equipment" (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the "automatic stay" under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

     - if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

     - if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.

     The opinion will not address the possible replacement of an aircraft after an "Event of Loss," as defined in the applicable indenture, in the future.

RANKING OF EQUIPMENT NOTES

     Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation. Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

     - the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

     - if so provided in the related prospectus supplement, the applicable liquidity facility.

     With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.

     Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

     Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.

ASSUMPTION OF OBLIGATIONS BY SOUTHWEST

     Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a claim upon the assets securing the equipment notes senior to the claim of the pass through trustee, as owner of the equipment notes.

INTERCREDITOR ISSUES

     Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, the following summary describes all material generally applicable U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus, and in the opinion of Vinson & Elkins L.L.P., our special tax counsel, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source, and that will hold the certificates as capital assets.

     This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of

U.S. certificateholders that do not acquire certificates at the public offering price as part of the initial offering. The summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States, nor does it describe any estate or gift tax consequences.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations, in final or proposed form, available on or before that date. Changes to the existing laws could apply retroactively and could alter the tax consequences discussed below. We have not sought any ruling from the IRS with respect to the federal income tax consequences, discussed below, and we cannot assure you that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX STATUS OF THE PASS THROUGH TRUSTS

     In the opinion of our special tax counsel, each pass through trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. certificateholder's method of accounting, and a U.S. certificateholder's share of any premium paid on redemption of an equipment note will be treated as capital gain. If a pass through trust is supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we assume an owner trust's obligations under leased aircraft notes, the assumption would be treated for federal income tax purposes as a taxable exchange of the leased aircraft notes, resulting in recognition of gain or loss by the U.S. certificateholder.

     Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to herein as the "Code." Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder will be required to include in income and will be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CERTIFICATEHOLDERS OF SUBORDINATED TRUSTS

     If any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the equipment notes held by it because of the subordination of such pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had:

     - received as distributions their full share of interest, principal, or premium;

     - paid over to the preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

     - retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

     Under this analysis:

     - subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

     - a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

     - reimbursement of the shortfall before a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been previously included in income.

     These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

     The equipment notes may be issued with original issue discount, referred to as OID. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not negligible must include the OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued interest which will be taxable as ordinary income, and the U.S. certificateholder's adjusted tax basis in the related equipment notes and any other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest (including any OID) on the equipment notes to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal withholding tax provided that:

     - the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

     - the non-U.S. certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

     - certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or upon receipt of premium paid on an equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the non-U.S. certificateholder and (ii) in the case of an individual, such non-U.S. certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the certificates will not be subject to a backup withholding tax unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code. Currently, the backup withholding tax rate is 30.5%. Under recent amendments to the Code, this rate will be reduced to 30% in 2002, to 29% in 2004 and to 28% in 2006 and thereafter.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as "ERISA," or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

     The certificates may be sold:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.

     In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

     If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.

     Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.

     Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

     Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.

     If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.

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     The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                          VALIDITY OF THE CERTIFICATES

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered Certificates will be passed upon for us by Deborah Ackerman, Vice President -- General Counsel, Ms. Ackerman will rely on the opinion of counsel for Wilmington Trust Company as to certain matters relating to the authorization, execution and delivery of the Certificates by and the valid binding effect on the Trustee.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") until we sell all the Certificates.

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001; and

     - Current Report on Form 8-K dated October 3, 2001.

     Any party to whom this prospectus is delivered, including a holder in street name, may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning us at the following address:

                                Southwest Airlines Co.
                                Investor Relations
                                P.O. Box 36611, HDQ-6FC
                                2702 Love Field Drive
                                Dallas, Texas 75235
                                (214) 792-4000

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